CONFORMED COPY






PREMISES AND FACILITIES LEASE

between

Global TransPark Foundation, Inc.

and

Mountain Air Cargo, Inc.






Dated as of November 16, 1995











Certain rights of the Global TransPark Foundation, Inc., and certain amounts payable by Mountain Air Cargo, Inc., under this Premises and Facilities Lease shall be pledged to secure a Term Loan in the amount of $5,800,000.00 to be made by Branch Banking and Trust Company (the "Bank") pursuant to a certain Construction and Term Loan Agreement between the Foundation and the Bank.




TABLE OF CONTENTS


ARTICLE I
INTERPRETIVE MATTERS

Section 1.1.Interpretation and Construction  3

ARTICLE II
REPRESENTATIONS
Section 2.1.Representations and Covenants by the Foundation  4
Section 2.2.Representations and Covenants by the Company  5

ARTICLE III
LEASE OF THE PREMISES AND THE FACILITIES

Section 3.1.Lease of Premises  7
Section 3.2.Lease of Facilities; Option for Additional Space  8
Section 3.3.Access  9
Section 3.4.Modification of Access Route  9
Section 3.5.Right of First Refusal for Additional Premises. 10

ARTICLE IV
LEASE TERM

Section 4.1.Term of the Lease 11
Section 4.2.Surrender of Possession 11
Section 4.3.Reversion 11
Section 4.4.Evidence of Termination 11
Section 4.5.Removal of Company Property 11
Section 4.6.Effect of Holding Over 12

ARTICLE V
ACQUISITION, CONSTRUCTION AND EQUIPPING OF
THE FACILITIES; NO WARRANTY BY THE FOUNDATION

Section 5.1.Agreement to Acquire, Construct and Install the Facilities; Plans and Specifications; Authorized Company Representative 13
Section 5.2.Title to the Facilities 13
Section 5.3.Notices and Permits; Legal Conformance 14
Section 5.4.No Warranty of Condition or Suitability by the Foundation 14

ARTICLE VI
PAYMENTS UNDER THIS LEASE

Section 6.1.Lease Rental Payments; Pledge of Lease Rental Payments 15
Section 6.2.Expanded Facilities Rentals 16
Section 6.3.Payments Under Lease in Addition to Payments Under Airport Use Agreement 16
Section 6.4.Obligations of Company Hereunder  Unconditional 17

ARTICLE VII
SPECIAL COVENANTS

Section 7.1.Financial Statements of Company 18
Section 7.2.Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted 18
Section 7.3.Indemnification Covenants 19
Section 7.4.Taxes on Company Property 20
Section 7.5.Quiet Enjoyment 21
Section 7.6.Patents and Trademarks 21
Section 7.7.Assignments and Subleases by Company 21
Section 7.8.Company Books and Records 21
Section 7.9.United States Department of Transportation, Federal Aviation Administration Provisions 21

ARTICLE VIII
USE AND MAINTENANCE OF FACILITIES

Section 8.1.Permitted Use; Limitations Upon Use and Location 23
Section 8.2.Compliance with Environmental and Safety Requirements 23
Section 8.3.Compliance with Airport Regulations 23
Section 8.4.Compliance with Other Governmental Regulations 24
Section 8.5.No Obstruction to Air Navigation 24
Section 8.6.Utilities 24
Section 8.7.Alterations to Leased Property 24
Section 8.8.Company Property 25
Section 8.9.Disposition of Company Property at End of Lease Term 25
Section 8.10.Repair, Maintenance, and Replacement 25
Section 8.11.Right to Enter, Inspect, and Make Repairs 26
Section 8.12.Signs 27
Section 8.13.Use, Possession, or Sale of Alcoholic Beverages or Drugs 27
Section 8.14.Smoking Policy 27
Section 8.15.Security 27

ARTICLE IX
LOSS OF AND LIABILITIES
PERTAINING TO FACILITIES

Section 9.1.Property Insurance 28
Section 9.2.Liability Insurance 29
Section 9.3.Waiver of Right of Recovery and Subrogation 29
Section 9.4.Payment of Insurance Proceeds 29
Section 9.5.Continued Obligation to Pay Rentals 29
Section 9.6.Limitations as to Policies 29
Section 9.7.Failure of Company to Provide Insurance 30
Section 9.8.Notification of Loss and Compliance with Policies 30
Section 9.9.Damage or Destruction and Restoration 30
Section 9.10.Restoration or Replacement to be Undertaken Within Specified
 Time 31
Section 9.11.Foundation's Election Not to Restore Damaged Property 31
Section 9.12.Condemnation 31

ARTICLE X
LIENS AND CLAIMS

Section 10.1.Prompt Payment of Taxes and Fees 34
Section 10.2.Workers' Compensation Insurance 34
Section 10.3.Mechanics' and Materialmen's Liens 34
Section 10.4.Prompt Payment of Other Obligations 34
Section 10.5.Right of Contest 34
Section 10.6.Nonpayment During Contest 34

ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES

Section 11.1.Events of Default Defined 36
Section 11.2.Force Majeure 37
Section 11.3.Remedies on Default 37
Section 11.4.No Remedy Exclusive 39
Section 11.5.Agreement to Pay Fees and Expenses of Counsel 40
Section 11.6.No Additional Waiver Implied by One Waiver; Consents to
 Waivers 40

ARTICLE XII
MISCELLANEOUS

Section 12.1.Notices 41
Section 12.2.No Personal Liability 42
Section 12.3.No Limitation on Previous Agreements 42
Section 12.4.Binding Effect 42
Section 12.5.Assignment 42
Section 12.6.Third Parties 42
Section 12.7.Attachments 42
Section 12.8.Numbers; Gender; Captions; Capitalized Terms;

Certain Definitions 42
Section 12.9.Further Assurances 43
Section 12.10.Dispute Resolution; Mediation 43
Section 12.11.Governing Law; Venue 44
Section 12.12.Integration 44
Section 12.13.Amendments, Changes and Modifications 44
Section 12.14.Severability 44
Section 12.15.Partial Invalidity 45
Section 12.16.Multiple Counterparts 45
Section 12.17.Benefit of and Enforcement by the Bank or Agent for the Beneficial Holders of the Notes 45
Section 12.18.Nondisturbance and Attornment. 45
Section 12.19.Memorandum of Lease 45

Exhibit A  Survey Map Showing the Premises
Exhibit A-A Description of Parcel A
Exhibit A-B Description of Parcel B
Exhibit A-C Description of Parcel C
Exhibit A-D Description of Parcel D
Exhibit A-E Description of Parcel E
Exhibit B  References to Specifications and Drawings
Exhibit B-1 Drawing of First Floor Plan
Exhibit B-2 Drawing of Second Floor Plan
Exhibit B-3 Drawing of Mezzanine Floor Plan
Exhibit B-4 Table of Square Footage Calculation
Exhibit C  Additional Parcel Subject to Right of First Refusal
Exhibit D Additional Space Subject to Option to Lease
Exhibit E Environmental and Safety Requirements
Exhibit F Avigation Easement
Exhibit G Federal Airport Assurances - Airport Sponsors
Exhibit H Reverter to Airport Sponsors
Exhibit I Nondiscrimination in Airport Employment Opportunities
Exhibit J Disadvantaged Enterprises
Exhibit K     Kinston Regional Jetport - Rules & Regulations
Exhibit L     Memorandum of Lease
 PREMISES AND FACILITIES LEASE dated as of November16, 1995, (this "Lease"), between Global TransPark Foundation, Inc., a North Carolina nonprofit corporation (the "Foundation"), and Mountain Air Cargo, Inc., a North Carolina corporation (the "Company").

RECITALS

WHEREAS, the North Carolina Global TransPark Authority (the "Authority") was created by the General Assembly of the State of North Carolina (the "State") for the purpose of developing a unique business complex to be called the North Carolina Global TransPark (the "Global TransPark"); and

WHEREAS, the Authority has identified the Kinston Regional Jetport (the "Airport") located in Lenoir County, North Carolina, as the preferred location for the Global TransPark; and

WHEREAS, the Authority has concluded an agreement by and among the City of Kinston ("Kinston") and the County of Lenoir ("Lenoir County"), North Carolina (Kinston and Lenoir County are hereinafter sometimes referred to collectively as the "Airport Sponsors") and the Authority, whereby the Authority has acquired a certain tract of real property at the Airport (the "Authority's Airport Property"); and

WHEREAS, the Authority has leased to the Foundation approximately eight and two-tenths (8.2) acres of such property (the "Foundation's Leasehold") as shown on Exhibit A hereto, consisting of the parcels identified by the letters "A," "B," "C," and "D," pursuant to a certain Long-Term Premises Lease dated as of August 29, 1995 (the "Long-Term Lease"), between the Authority and the Foundation; and

WHEREAS, the Authority has granted to the Foundation in the Long-Term Lease a non-exclusive right of way and easement for the purposes of ingress, egress, regress, access, the installation and maintenance of utilities, and further subdivision over and through the parcel identified by the letter "E" on Exhibit A hereto; and

WHEREAS, the Authority has granted to the Foundation in the Long-Term Lease a right of first refusal, on the terms set forth in the Long-Term Lease, on the parcel (the "Expansion Parcel") identified by the letter "G" on Exhibit A hereto and described in Exhibit C hereto; and

WHEREAS, it is in the best interests of the Authority and the Foundation to encourage and assist in the development of activities relating to air transportation at the Airport in the furtherance of the development of the Global TransPark; and

WHEREAS, the Company is an airline company authorized to provide air freight service at the Airport and to operate on and from the Airport in the business of transporting property, cargo and mail, or one or more thereof, to and from the Airport by aircraft and to operate on and from the Airport an aircraft maintenance and other aviation-related businesses; and

WHEREAS, the Airport Sponsors, the Lenoir County/City of Kinston Airport Commission (the "Commission"), the Authority, and the Company will enter into a certain Airport Use Agreement to be dated as of November 16, 1995, (the "Airport Use Agreement") pursuant to which the Company will have certain rights to use the facilities designated therein at the Airport, subject to certain obligations; and

WHEREAS, the Company desires to occupy and use a new aircraft hangar (the "Hangar") to be constructed by the Foundation at the Airport and certain facilities within such hangar, including an aircraft maintenance facility, an air freight facility, air operations facilities, and office space (collectively, the "Facilities"), all in accordance with the Specifications and Drawings referred to in Exhibit B hereto, and to lease the Facilities and that portion of the Foundation's Leasehold (the "Premises") upon which the Facilities are to be located (the Premises and the Facilities are hereinafter called, collectively, the "Leased Property") from the Foundation in accordance with the terms hereinafter contained; and

WHEREAS, the Foundation proposes to finance a portion of the costs of acquiring, constructing and equipping the Facilities through the issuance of its promissory note or notes (the "Notes") pursuant to a certain Construction and Term Loan Agreement (the "Loan Agreement") to be entered into by and between Branch Banking and Trust Company, a banking organization organized and existing under the laws of the State (the "Bank"), and the Foundation; and

WHEREAS, the Foundation has agreed with the Bank to assign this Lease and all rentals and other payments hereunder as security under the Loan Agreement, pursuant to that certain Deed of Trust, Security Agreement, Financing Statement, and Assignment of Leases to be entered into by and among the Foundation as Grantor, Jerone C. Herring, as Trustee, and the Bank as the Beneficiary, and a separate Assignment of Leases and Rents to be entered into by and between the Foundation as Assignor and the Bank as Assignee (collectively, the "Security Agreement").

WHEREAS, under the Loan Agreement, the Bank may sell participations in the Notes to other banks which together with the Bank (hereinafter sometimes referred to collectively as the "Beneficial Holders of the Notes") are entitled to the security and other benefits provided by the Security Agreement; and

WHEREAS, the Foundation proposes to lease to the Company and the Company proposes to lease from the Foundation the Leased Property in accordance with this Lease which, among other matters, provides for the payment of Lease Rental Payments and other amounts described herein.

NOW, THEREFORE, in consideration of the respective representations and covenants contained herein, the Foundation and the Company hereby agree as follows:

ARTICLE I
INTERPRETIVE MATTERS



Section 1.1.Interpretation and Construction. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires:

(a)All references in this Lease designated "Articles," "Sections," "subsections," "paragraphs," "clauses" and other subdivisions are to the designated Articles, Sections, subsections, paragraphs, clauses and other subdivisions of this Lease. The words "herein," "hereof," "hereto," "hereby," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, subsection, paragraph, clause, or other subdivision.

(b)Every "request," "order," "demand," "application," "appointment," "notice," "statement," "certificate," "consent" or similar action hereunder by the Foundation or the Company shall be in writing and signed on behalf of the Foundation by the President, a Vice President, or the Authorized Foundation Representative as provided herein or such person so designated, from time to time, by the Foundation to the Company pursuant to notice given hereunder or on behalf of the Company by the Authorized Company Representative as provided herein or such person so designated, from time to time, by the Company to the Foundation pursuant to notice given hereunder.

(c)In the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding."

(d)As used in this Lease, the phrase "to the knowledge" shall mean, with respect to either party hereto, that the party, after reasonable inquiry, has no actual knowledge to the contrary.
ARTICLE II
REPRESENTATIONS


Section 2.1.Representations and Covenants by the Foundation. The Foundation hereby represents and covenants that:

(a)The Foundation is a corporation, duly organized and existing under the laws of the State.

(b)The Foundation is duly authorized and empowered to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder and thereunder, including the making and issuance of the Notes pursuant to the Loan Agreement.

(c)The Foundation has sufficient leasehold interest to the Premises to enable the Foundation to acquire, construct and install the Facilities on the Premises and to enable the Foundation to lease the Premises and the Facilities to the Company.

(d)None of the execution and delivery of this Lease, the issuance and sale of the Notes under the Loan Agreement, the consummation of the transactions contemplated hereby and thereby, or the fulfillment of or compliance with the terms and conditions of this Lease or the Loan Agreement materially conflict with or will result in a material breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Foundation is now a party or by which it is bound, or constitute a default under any of the foregoing.

(e)The Foundation has not pledged and will not pledge any interest in the Lease Rental Payments other than to secure the Notes pursuant to the Loan Agreement to the extent provided in the Security Agreement.

(f)When executed and delivered by the duly authorized officers of the Foundation and the other party thereto, respectively, this Lease will constitute a valid, binding, and enforceable obligation of the Foundation enforceable against the Foundation in accordance with its terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions.

(g)To the knowledge of the Foundation, no person holding office of the Foundation, either by election or appointment, has any interest, either directly or indirectly, in any contract being entered into or with respect to any work to be carried out in connection with the construction and equipping of the Facilities.

(h)To the knowledge of the Foundation, with respect to the Premises, the Foundation is in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America, the State and Lenoir County and any other lawful authority having jurisdiction over or affecting the Premises, and the Foundation is not aware of any potential claim or liability under any such environmental laws, rules, requirements, orders, directives, ordinances and regulations or of any events, conditions, circumstances, activities, practices, actions or plans which may give rise to any such claim or liability.

(i)The Facilities shall consist of the facilities described in, and shall be constructed and equipped in accordance with the Specifications and Drawings referred to in Exhibit B hereto, and no changes shall be made in the Facilities except as permitted by Section 5.1 hereof.

Section 2.2.Representations and Covenants by the Company. The Company hereby represents and covenants that:

(a)The Company is a corporation duly incorporated and in good standing in the State, is not in violation of any provision of its Articles of Incorporation or its by-laws, has full corporate power to own its properties and conduct its business, has full legal right, power and authority to enter into this Lease and to consummate all transactions contemplated by this Lease and by proper corporate action has duly authorized the execution and delivery of this Lease.

(b)Neither the execution and delivery by the Company of this Lease nor the consummation by the Company of the transactions contemplated by this Lease conflict with, will result in a breach of or default under or will result in the imposition of any lien on any property of the Company pursuant to the Articles of Incorporation or by-laws of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Company is a party or by which it is bound, or constitute a default under any of the foregoing.

(c)This Lease has been duly authorized by the Board of Directors of the Company, and when executed and delivered by the duly authorized officers of the Company and the other party hereto, respectively, this Lease will constitute a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, (ii) legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (iii) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions.

(d)There are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Company or the ability of the Company to perform its obligations under this Lease.

(e)To the knowledge of the Company, no person holding office of the Company, either by election or appointment, has any interest, either directly or indirectly, in any contract being entered into or with respect to any work to be carried out in connection with the construction and equipping of the Facilities.
ARTICLE III
LEASE OF THE PREMISES AND THE FACILITIES


Section 3.1.Lease of Premises.

(a)The Foundation hereby leases to the Company, and the Company hereby leases from the Foundation, the Premises, as more fully described in Exhibit A-B hereto, for non-exclusive use by the Company on the terms and conditions set forth in this Lease, including but not limited to the Foundation's agreement to acquire, construct and equip the Facilities in accordance with Section 5.1 hereof and the Company's agreement to pay Lease Rental Payments to the Foundation in accordance with Section 6.1 hereof. The Foundation expressly reserves from the lease of the Premises (i) all water, gas, oil and mineral rights in and under the soil, and (ii) the Avigation Easement set forth in Exhibit F hereto.

(b)The Foundation hereby grants to the Company, its successors and assigns in accordance with this Lease, an easement and right to use in common with the Foundation those portions of the Foundation's Leasehold identified by the letters "C" and "D" on Exhibit A hereto and described in Exhibits A-C and A-D hereto pursuant to the terms of this Lease. Such portion of the Foundation's Leasehold identified by the letter "A" on ExhibitA hereto and described in Exhibit A-A hereto shall be for the exclusive use of the Foundation, its successors and assigns; subject, however, to the provisions of Section 3.3 hereof.

(c)Exhibit A-C and Exhibit A-D, respectively, describe the east and west parking areas, respectively, of the Foundation's Leasehold; the parking spaces in each such area shall be designated by number. Assignment of the parking spaces, by number, as between the Company and the Foundation shall be determined by mutual agreement of the Authorized Representatives (as hereinafter defined); and, thereafter, such parking places, excluding, however, access thereto, shall become designated for exclusive use by the Company or by the Foundation, as the case may be.

(d)The parcel described in Exhibit A-C hereto includes some of the landscaped portions of the Foundation's Leasehold. Subject to the provisions of Section
8.12 hereof, the area in which signs may be erected by the Company, with the prior consent of the Foundation, will be in the parcel identified by the letter "C" on Exhibit A hereto.

(e)The Foundation and the Company acknowledge that the descriptions in Exhibit A, Exhibit A-A, Exhibit A-B, Exhibit A-C, Exhibit A-D, Exhibit A-E, and Exhibit C hereto on the date of commencement of the term of this Lease are approximate and that, following completion of the "as-built" survey, exact metes and bounds descriptions for each such parcel shall be provided and substituted by the Foundation as revised Exhibits with the same designations without the requirement of a formal amendment to this Lease. Thereafter, such Exhibits hereto shall be revised from time to time to reflect additions to, deletions from, and changes in, the Foundation's Leasehold, including, without limitation, the Premises, if any, made in accordance with this Lease.

Section 3.2.Lease of Facilities; Option for Additional Space.

(a)The Foundation hereby leases to the Company, and the Company hereby leases from the Foundation, the Facilities to be constructed in accordance with the Specifications and Drawings referred to in Exhibit B, for non-exclusive use by the Company, on the terms and conditions set forth in this Lease, including but not limited to the Foundation's agreement to acquire, construct, install and equip the Facilities in accordance with Section 5.1 hereof and the Company's agreement to pay Lease Rental Payments to the Foundation in accordance with Section 6.1 hereof. The Facilities shall consist of the building, improvements and any equipment constructed, installed and otherwise acquired pursuant to Article V hereof and any property classified as a fixture under applicable law. The Facilities shall not include the Company Property acquired and installed by the Company pursuant to Section 8.8 hereof.

(b)Exhibits B-1, B-2, and B-3 hereto are drawings of the Hangar; and Exhibit B-4 is a table showing a square footage calculation of the several areas of the Hangar. The areas shown in Exhibits B-1, B-2 and B-3 hereto in the color blue shall be for the exclusive use of the Company, its successors and assigns in accordance with this Lease; the areas shown in the color green shall be for the common use of the Company and the Foundation pursuant to the terms of this Lease; and the areas shown in the color yellow shall be for the exclusive use of the Foundation, its successors and assigns; subject, however, to the provisions of subparagraph (c) of this Section 3.2.

(c)The Foundation hereby grants to the Company an option to lease approximately five thousand eight hundred (5,800) square feet of the space within the Facilities shown in the color yellow on Exhibit B-2 hereto and described in Exhibit D hereto for the acquisition, construction, installation and equipping of additional facilities relating to or used in connection with the Facilities, so long as the Company is not in default under this Lease at the time it exercises such option. In order to exercise such option, the Company shall notify the Foundation on or before September 1, 2004, that it intends to exercise such option and the Foundation and the Company shall enter into an amendment to this Lease or a separate lease on or before August 31, 2005, to provide, among other things, for the leasing of such additional space for a term commencing not later than September 1, 2005. If the Company does not exercise such option within the period set forth in this Section 3.2(c), all rights of the Company under the option set forth in this Section 3.2(c) shall terminate.

(d)The term of lease of the additional space referred to in subsection (c) of this Section 3.2 shall commence on the date of execution of an amendment to this Lease or a separate lease (unless otherwise provided therein), as contemplated in subsection (c) of this Section 3.2, and shall terminate on the date of termination of this Lease. If the Company shall exercise the option set forth in subsection (c) of this Section 3.2, the Company shall pay to the Foundation the Expanded Facilities Rentals described in Section 6.2 hereof.

(e)The Foundation shall place, or cause to be placed, on each item of equipment constituting Facilities a permanent nameplate, made of a suitable material, identifying the ownership interest of the Foundation in such item as follows: "OWNED BY GLOBAL TRANSPARK FOUNDATION, INC., KINSTON, NORTH CAROLINA." The Company shall not allow the name of any person other than the Foundation to be placed on any item of equipment constituting Facilities as a designation that might be interpreted as a claim of ownership or any interest therein; provided, however, that nothing herein contained shall prohibit the Company from placing its customary colors and insignia on any such property customarily exposed to public view.

(f)The Facilities shall be described in the Specifications and Drawings referred to in Exhibit B hereto in such detail as to enable an engineer not otherwise familiar with the Leased Property to identify and locate the various components of the Facilities which are not subject to a separate lease. Exhibit B shall be revised from time to time to reflect additions to, deletions from, and changes in, the Facilities made in accordance with this Lease.
(g)The Foundation and the Company acknowledge that the Specifications and Drawings referred to in Exhibit B and the delineations shown on Exhibit B-1, Exhibit B-2, Exhibit B-3, the data shown on Exhibit B-4, and the description in Exhibit D hereto on the date of commencement of the term of this Lease are approximate and that, following completion of construction of the Hangar, revised drawings, data, and descriptions of the Facilities shall be provided and substituted by the Foundation as revised Exhibits with the same designations without the requirement of a formal amendment to this Lease. Thereafter, such Exhibits hereto shall be revised from time to time to reflect additions to, deletions from, and changes in, the Facilities made in accordance with this Lease.

Section 3.3.Access. Subject to any rules and regulations heretofore or hereafter adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, regarding the Airport, including, without limitation, any nondiscriminatory rules and regulations governing entrance to and use of the Airport, the Foundation shall provide the Company, subject to the provisions of Section3.4 hereof, the non-exclusive use of roadways, driveways, walkways, or other rights-of-way for the purposes of ingress, egress, regress, access, the installation and maintenance of utilities, and further subdivision, over or through the parcel identified by the letter "A" on Exhibit A hereto and described in Exhibit A-A hereto, the parcel identified by the letter "B" on Exhibit A hereto and described in Exhibit A-B hereto, the parcel identified by the letter "C" on Exhibit A hereto and described in Exhibit A-C hereto, the parcel identified by the letter "D" on Exhibit A hereto and described in Exhibit A-D hereto, and the parcel identified by the letter "E" on Exhibit A hereto and described in Exhibit A-E hereto, for the Company's employees, agents, guests, patrons, and invitees, its or their suppliers of materials and furnishers of service, and its or their equipment, vehicles, machinery and other property; and no fee, charge or toll shall be charged directly or indirectly for access rights.

Section 3.4.Modification of Access Route. The Foundation may, at any time, temporarily or permanently, close, modify, alter, change the location of, consent to or request the closing of, any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress, and access over or through any property owned or controlled by the Foundation, or as to which the Foundation has such an easement, and any other area at the Airport or in its environs presently or hereafter used as such, so long as a means of ingress, egress, regress, and access reasonably equivalent to that formerly provided is substituted therefor and concurrently is made available therefor. The Company hereby releases and discharges the Foundation, the Airport Sponsors, or the Authority, as the case may be, of and from any and all claims, demands or causes of action which the Company now, or at any time hereafter, may have against the Foundation, the Airport Sponsors, or the Authority, as the case may be, arising or alleged to have arisen out of the closing of any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress, and access, or other area at the Airport or in its environs used as such, so long as the Foundation, the Airport Sponsors, or the Authority, as the case may be, makes available a means of ingress, egress, regress, and access reasonably equivalent to that existing prior to each such modification, if any.

Section 3.5.Right of First Refusal for Additional Premises. The Foundation agrees not to lease or to permit the use of (i) all or any portion of the additional land comprising the Foundation's Leasehold shown on Exhibit A hereto (other than the Premises) or (ii) all or any portion of the Expansion Parcel, as to which the Foundation has a right of first refusal, on or prior to September 1, 2005, unless the Foundation shall first have given written notice to the Company stating the Foundation's intention to do so and setting forth a description of the terms and conditions of such lease or permit. For a period of one hundred twenty (120) days following the giving of the Foundation's notice of intention to the Company, the Company shall have the option to lease the additional land described in such notice on the terms and conditions set forth in such notice so long as the Company is not in default under this Lease at the time it exercises such option. In order to exercise such option, the Company shall notify the Foundation not later than the forty-fifth (45th) day within such one hundred twenty (120) day period that it intends to exercise such option and the Foundation and the Company shall enter into an amendment to this Lease or a separate lease not later than the expiration of such one hundred-twenty (120) day period to provide, among other things, for the leasing of such additional land. If the Company does not exercise such option within the period set forth in this Section 3.5, all rights of the Company under the right of first refusal set forth in this
Section 3.5 shall terminate.

In the event that the Company shall exercise the right of first refusal granted by this Section 3.5, nothing contained in this Section 3.5 or elsewhere in this Lease shall, nor shall any such thing be deemed or construed to, obligate the Foundation to make any improvement to, or to construct any facilities on, the Expansion Parcel.
ARTICLE IV
LEASE TERM


Section 4.1.Term of the Lease. This Lease shall commence on the Date of Beneficial Occupancy as provided in Section 7.5 hereof and shall continue until the earliest to occur of:

(a)twenty-one (21) years and six (6) months after the Date of Beneficial Occupancy by the Company of the Leased Property, as defined in Section 7.5 hereof;

(b)at the Foundation's option, upon the occurrence of an event of default under Section 11.1 hereof that is not waived in accordance with Section 11.6 hereof;

(c)at the Company's option, upon ninety(90) days written notice to the Foundation, if the Operating Agreement between the Company and Federal Express Corporation is terminated without the consent of the Company; and

(d)at the Company's option, upon ninety (90) days written notice to the Foundation, if the Company's F-27 aircraft operations are reduced by at least fifty percent(50%), as measured by the number of such aircraft subject to operating contracts between the Company and Federal Express Corporation as compared with the number of such aircraft under such contracts to the Company upon the Date of Beneficial Occupancy of the Facilities under this Lease.

Section 4.2.Surrender of Possession. No notice to quit possession at the termination of this Lease shall be necessary, and the Company covenants to surrender possession of the Leased Property peaceably upon the termination of this Lease. The Company shall surrender the Leased Property in good condition, reasonable wear and tear, acts of God, and other casualties excepted.

Section 4.3.Reversion. Upon termination of this Lease, the Company shall cease to have any rights with respect to the Leased Property under this Lease and all rights of the Company shall revert to the Foundation.

Section 4.4.Evidence of Termination. At the termination of this Lease and following full payment and performance of all amounts payable and obligations to be performed hereunder having been made and performed in accordance with the provisions of this Lease, the Foundation and the Company shall deliver to each other any documents and take such actions as may be requested of them to effectuate the cancellation and evidence the termination of this Lease.

Section 4.5.Removal of Company Property. Upon the surrender of the Leased Property, the Company forthwith shall remove therefrom all of the property installed by the Company pursuant to Section 8.8 hereof, except as otherwise provided in Section 8.9 hereof.
Section 4.6.Effect of Holding Over. Should the Company hold over the use of or continue to occupy the Leased Property or any part thereof after the termination of this Lease, such holding over shall be deemed merely a tenancy at will upon a monthly rental in an amount equal to one-twelfth of the annual market rental value of the Leased Property plus one-twelfth of the annual market rental value of the additional space described in Exhibit D hereto, if the option granted in Section 3.2(c) hereof shall have been exercised by the Company.
ARTICLE V
ACQUISITION, CONSTRUCTION AND EQUIPPING OF
THE FACILITIES; NO WARRANTY BY THE FOUNDATION


Section 5.1.Agreement to Acquire, Construct and Install the Facilities; Plans and Specifications; Authorized Company Representative.

(a)The Foundation agrees that it will acquire, construct, and install the Facilities on the Premises substantially in accordance with the Specifications and Drawings referred to in Exhibit B hereto and the applicable provisions set forth in Exhibit E hereto. The Specifications and Drawings shall be approved by the Authorized Company Representative prior to the commencement of construction of the Facilities. The Specifications and Drawings may be revised at any time prior to the completion date for the Facilities provided that (i) the revisions are approved by the Authorized Company Representative,
(ii) Exhibit B hereto is revised to reflect additions to, deletions from, and changes in the specifications and drawings applicable to the Facilities, and
(iii) if such changes or additions would cost in excess of One Thousand Dollars ($1,000) as estimated by consultants to the Foundation, the Company and the Foundation shall have entered into an amendment or supplement to this Lease providing for (I) payment by the Company of the capital costs of such changes or additions, or (II) increased Lease Rental Payments sufficient to service and amortize the additional debt which the Foundation would incur to accommodate such changes or to construct such additions.

(b)The Company shall designate in writing an officer of the Company or another executive-level person to act as the representative of the Company (hereinafter called the "Authorized Company Representative") who shall have the power and authority to approve the Specifications and Drawings and any revisions, additions to, deletions from, and other changes in the Facilities on behalf of the Company. The Company, from time to time, may designate a different person as the Authorized Company Representative by notice to the Foundation given in the manner provided in Section 12.1 hereof.

(c)Subject to Section 5.1(a) hereof, any design or construction contracts for the Facilities shall be awarded by the Foundation without the necessity for any approval or consent by the Company.

(d)Nothing contained in this Section 5.1 shall relieve the Company from making the payments required to be made pursuant to Article VI hereof.

Section 5.2.Title to the Facilities.

(a)Title to all portions of the Facilities has and is vested, and shall vest, in the Foundation as the improvements, materials, equipment, and machinery constituting the same have been or are deposited on the Premises, erected, installed, and/or put in place.

(b)The Company agrees to do all acts and execute and deliver all documents necessary to confirm title to the Facilities in the Foundation.

Section 5.3.Notices and Permits; Legal Conformance.

(a)The Foundation shall give or cause to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations, and requirements of public authorities applying to or affecting the conduct of the work to be carried out in connection with the construction and equipping of the Facilities, and the Foundation will defend and save the Company, its directors, officers, employees, and agents, past, present, and future, and the Bank harmless from all fines due to failure to comply therewith. All permits, approvals, and licenses necessary for the prosecution of the work to be carried out in connection with the construction and equipping of the Facilities shall be procured or caused to be procured by the Foundation.

(b)All of the Facilities and all alterations and additions thereto which are permitted by Section 8.7 hereof shall in all respects be constructed in accordance with any applicable building code and all other applicable laws, ordinances, rules, and regulations, including, without limitation, the applicable provisions set forth in Exhibits E, F, and G hereto.

Section 5.4.No Warranty of Condition or Suitability by the Foundation. THE COMPANY SPECIFICALLY ACKNOWLEDGES THAT, OTHER THAN AS SPECIFICALLY SET FORTH, AND ONLY TO THE EXTENT SET FORTH, IN THIS LEASE, THE FOUNDATION MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE FACILITIES OR THEIR CONDITION OR THAT THEY WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS.
ARTICLE VI
PAYMENTS UNDER THIS LEASE


Section 6.1.Lease Rental Payments; Pledge of Lease Rental Payments.

(a)The Company agrees to make Lease Rental Payments to the Foundation as follows:


PeriodRate

(i)First Period,None
eighteen (18) months
from the Date of
Beneficial Occupancy

(ii)Second Period, five (5)$2.25 per square foot, years followingper year the end of the First
Period

(iii)Third Period, five (5)$3.50 per square foot, years followingper year the end of the Second
Period

(iv)Fourth Period, five (5)$4.50 per square foot, years followingper year the end of the Third
Period

(v)Fifth Period, five (5)$5.90 per square foot, years followingper year the end of the Fourth
Period

All references in this Section 6.1(a) to "square foot" shall be deemed to be a reference to the aggregate number of square feet comprising that portion of the Facilities designated for the exclusive use of the Company, as more fully described in Exhibits B-1, B-2, and B-3 hereto; and being, in the aggregate, fifty-three thousand three hundred thirty-eight and no one-hundredths (53,338.0) square feet; subject, however, to adjustments as provided in
Section 3.2(g) hereof. Exhibit B-4 hereto is a table showing the square footage calculation of the Hangar, allocated among the Company, the Foundation, and common use.
(b)The Lease Rental Payments to be made pursuant to Section 6.1(a) shall be made in monthly installments in advance on the first day of each month beginning on the first day of the month next following the Date of Beneficial Occupancy hereunder; provided, however, that in the event that the Date of Beneficial Occupancy occurs on any day other than on the first (1st) day of a month, the Lease Rental Payment for the month in which the Date of Beneficiary Occupancy shall occur shall be prorated based on the actual number of days in such month; and, provided, further, that if the term of this Lease shall be terminated or shall expire on any day other than the last day of a month, the Lease Rental Payment in respect of such month shall be prorated based on the actual number of days in such month. Any Lease Rental Payment required to be prorated pursuant to this Section 6.1(b) shall be made in advance on the first day of such prorated period.

(c)It is understood and agreed that all Lease Rental Payments made pursuant to this Section 6.1 and, in the event that the Company shall have exercised the option referred to Section 3.2(c) hereof, pursuant to Section 6.2 hereof, are pledged for payment of the Notes pursuant to the Loan Agreement, and the Company hereby consents to such pledge.

Section 6.2.Expanded Facilities Rentals. In the event that the Company exercises its option to lease additional space pursuant to Section 3.2(c) hereof, the Company agrees to pay Expanded Facilities Rentals to the Foundation on the Date of Beneficial Occupancy of any portion of the additional space described in Exhibit D hereto at a rate equal to the market rental value thereof as evidenced by certificate of an independent real estate appraiser satisfactory to the Foundation and to the Company, and thereafter on the first day of each succeeding month, in advance, during the remaining term of this Lease. Expanded Facilities Rentals shall be in addition to the Lease Rental Payments otherwise payable under this Lease during the remaining term of this Lease.

Section 6.3.Payments Under Lease in Addition to Payments Under Airport Use Agreement.

(a)All amounts payable by the Company under this Lease shall be in addition to any amounts payable by the Company under the Airport Use Agreement, and the Company's obligations to make payments and its other obligations under this Lease shall remain unconditional as provided in Section 6.4 hereof notwithstanding any termination of, or any contrary provision of, the Airport Use Agreement.

(b)All expenses incurred by the Company in connection with its operation and use of the Leased Property shall be paid by the Company directly without reduction of any other amounts payable by the Company under this Lease or under the Airport Use Agreement, and without right of reimbursement; provided, however, that the Company may use proceeds of insurance carried by it with respect to the Facilities to pay costs of restoring or replacing the Facilities in accordance with Section 9.11(b) hereof.

Section 6.4.Obligations of Company Hereunder Unconditional. The obligations of the Company to make the payments required hereunder and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and, except as provided in this Lease, shall not be subject to any defense (other than payment) or any right of set off, counterclaim, abatement, or otherwise and, until such time as all payments under this Lease have been paid in full, the Company (a) will not suspend or discontinue, or permit the suspension or discontinuance of, any payments required to be paid hereunder, (b) will perform and observe all of its other agreements contained in this Lease, and (c) will not suspend the performance of its obligations hereunder for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of, or a defect of title to, the Facilities or any part thereof, eviction or constructive eviction, destruction, damage or condemnation to or of all or any part of the Facilities, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State or any political subdivision of either, or any failure of the Foundation to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Lease.

Nothing contained in this Section 6.4 shall be construed to release the Foundation from the performance of any of the agreements on its part herein contained; and in the event the Foundation shall fail to perform any such agreement on its part, the Company may institute such action against the Foundation as the Company may deem necessary to compel performance; provided, however, that no such action shall (i) violate the agreements on the part of the Company contained in the first paragraph of this Section 6.4, or (ii) diminish the payments and other amounts required to be paid by the Company hereunder. The Company may, however, at its own cost and expense and in its own name or in the name of the Foundation (provided the Foundation is a necessary party) prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its rights hereunder, and in such event the Foundation hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Foundation in any such action or proceeding if the Company shall so request; provided, further, that the Foundation shall not be required to take any action which, in the opinion of counsel to the Foundation, would be prejudicial to the rights or interests of the Foundation in connection with such action or proceeding or the facts giving rise thereto.

In the event the Company shall fail to make any of the payments required hereunder, the payment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company shall pay interest on any overdue principal, to the extent permitted by law, (i) with respect to Lease Rental Payments and Expanded Facilities Rentals, at rates one (1) percentage point higher than the rates borne by the Notes at the time of such default, and (ii) with respect to all other payments hereunder, at the rate specified in the Airport Use Agreement for amounts in default thereunder or at the rate determined by reference to clause(i) of this paragraph, whichever rate shall be higher.
ARTICLE VII
SPECIAL COVENANTS


Section 7.1.Financial Statements of Company. The Company agrees to furnish to the Foundation and the Bank and all Beneficial Owners of the Notes who have filed requests with the Company, copies of the following:

(a)Promptly after such reports are furnished to the stockholders of the Company, Form 10-Q (or any replacement form serving a similar requirement) for each of the first three fiscal quarters as filed with the Securities and Exchange Commission (or a regulatory body performing a similar function) or, in the event that the Company is no longer required to file Form 10-Q with the Securities and Exchange Commission, within thirty (30) days of the end of each of the first three fiscal quarters, unaudited financial statements of operations and management's discussion of factors affecting the results of operations similar to those contained in Form 10-Q which the Company currently files; and

(b)Promptly after such reports are furnished to the stockholders of the Company, Form 10-K (or any replacement form serving a similar requirement) for the fiscal year as filed with the Securities and Exchange Commission (or a regulatory body performing a similar function) or, in the event that the Company is no longer required to file Form 10-K with the Securities and Exchange Commission, within one hundred ten (110) days of the end of the Company's fiscal year, an audited statement of consolidated financial position and results of operations and management's discussion thereof similar to those contained in the Form 10-K which the Company currently files.

Section 7.2.Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Lease it will maintain in good standing its corporate existence, will remain duly qualified to do business in the State, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation; provided, however, that the Company may, without violating the agreement contained in this Section 7.2, consolidate with or merge into another corporation either incorporated and existing under the laws of the State or qualified to do business in the State as a foreign corporation, or sell or otherwise transfer to another such corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, further, that (i) the resulting, surviving, or transferee corporation, as the case may be, is not "insolvent" within the meaning of the North Carolina Uniform Commercial Code, (ii) the Foundation and the Bank are provided with a certificate from the Chief Financial Officer of the resulting, surviving, or transferee corporation stating that such corporation has not ceased to pay its debts in the ordinary course of business and can pay its debts as they become due and is not insolvent within the meaning of the Federal bankruptcy law, (iii) the resulting, surviving, or transferee corporation irrevocably and unconditionally assumes in writing and agrees to perform by means of an instrument which is delivered to the Foundation and the Bank all of the obligations of the Company herein, and (iv) the Foundation, counsel to the Foundation, and the Bank receive an opinion of counsel to the Company, in form and substance reasonably satisfactory to counsel to the Foundation, to the effect that such consolidation, merger, sale, or transfer complies with this Lease.

Section 7.3.Indemnification Covenants.

(a)The Company will pay, and will protect, indemnify, and save the Foundation and the Bank and all Beneficial Owners of the Notes, and their respective agents, officers, and employees, harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Company, the Foundation, the Bank, and the agent for the Beneficial Owners of the Notes), causes of action, suits, claims, demands, and judgments of whatsoever kind and nature (including those arising or resulting from any injury to or death of any person or damage to property) arising out of any of the following except when caused by the willful misconduct or gross negligence of the Foundation or the Bank or any Beneficial Owner of the Notes, as the case may be, or their respective agents, officers, or employees:

(i)actions by the Company in connection with installation and equipping of the Facilities;

(ii)the use or occupancy by the Company of the Leased Property;

(iii)violation by the Company of any agreement, representation, warranty, covenant, or condition of this Lease or of the Airport Use Agreement;

(iv)violation by the Company of any other contract, agreement, or restriction relating to the Leased Property; or

(v)violation by the Company of any law, ordinance, regulation, or court order affecting the Leased Property or the ownership, occupancy, or use thereof.

The Foundation or the Bank, as the case may be, shall promptly notify the Company in writing of any claim or action brought against the Foundation, the Bank, or any Beneficial Owner of the Notes, as the case may be, in respect of which indemnity may be sought against the Company hereunder, setting forth the particulars of such claim or action; and, if such claim is a claim in respect of which indemnification is required hereunder, the Company will assume the defense thereof, including the employment of counsel and the payment of all expenses. The employment of counsel by the Company is subject to the approval of such counsel by the Foundation. The Foundation, the Bank, or the agent for the Beneficial Owners of the Notes, as the case may be, may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be payable by the Company unless such employment has been specifically authorized by the Company.

(b)The Foundation will pay, and will protect, indemnify, and save the Company and its agents, officers, and employees, harmless from and against any and all liabilities, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Company), causes of action, suits, claims, demands, and judgments of whatsoever kind and nature (including those arising or resulting from any injury to or death of any person or damage to property) arising out of any of the following except when caused by the willful misconduct or gross negligence of the Company or its agents, officers, or employees:

(i)actions by the Foundation in connection with installation and equipping of the Facilities;

(ii)the use or occupancy by the Foundation of any portion of the Leased
Property;

(iii)violation by the Foundation of any agreement, representation, warranty, covenant, or condition of this Lease; or

(iv)violation by the Foundation of any law, ordinance, regulation, or court order affecting the Leased Property or the ownership, occupancy, or use thereof.

The Company or the Bank, as the case may be, shall promptly notify the Foundation in writing of any claim or action brought against the Company, the Bank, or any Beneficial Owner of the Notes, as the case may be, in respect of which indemnity may be sought against the Foundation hereunder, setting forth the particulars of such claim or action; and, if such claim is a claim in respect of which indemnification is required hereunder, the Foundation will assume the defense thereof, including the employment of counsel and the payment of all expenses. The employment of counsel by the Foundation is subject to the approval of such counsel by the Company. The Company, the Bank, or the agent for the Beneficial Owners of the Notes, as the case may be, may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be payable by the Foundation unless such employment has been specifically authorized by the Foundation.

The indemnities provided for in this Section 7.3 shall be independent of any indemnities to which the Company, the Foundation, the Bank, or any Beneficial Owner of the Notes may be entitled under the provisions of the Airport Use Agreement, or any other agreement between or among any two or more of the Company, the Foundation, the Bank, and any Beneficial Owner of the Notes.

Section 7.4.Taxes on Company Property. The Company shall pay and hold the Foundation harmless from any and all personal property taxes on or in respect of any personal property owned, leased by, or under the control of, the Company; provided, however, that the Company, without being considered to be in breach of this Lease, may contest the assessment or levy of any such personal property taxes so long as such contest is diligently commenced and prosecuted.

Section 7.5.Quiet Enjoyment. The Foundation covenants that the Company, on performing its covenants and other obligations hereunder, shall have quiet and peaceable possession of the Leased Property (and, in the event that the Company exercises its option to lease additional space pursuant to Section 3.2(c) hereof, the additional space referred to in Section 3.2(c) hereof) from the completion of the Facilities (or completion or refurbishing of such additional space) and their acceptance for occupancy, respectively, by the Company (the "Date of Beneficial Occupancy") to the termination of this Lease. Such acceptance by the Company shall be deemed to be the date of issuance of the applicable Certificate of Occupancy required to be issued by Lenoir County.

Section 7.6.Patents and Trademarks. The Company covenants that it is the owner of or fully authorized to use any and all services, processes, machines, articles, marks, names, or slogans to be used by it in its operations under, or in any way connected with, this Lease. The Company agrees to save and hold the Foundation, and its directors, officers, employees, agents, and representatives free and harmless of and from any loss, liability, expense, cost, suit, or claim for damages in connection with any actual or alleged infringement of any patent, trademark, or copyright arising from any alleged or actual unfair competition or other similar claim arising out of the operation of the Company under or relating to this Lease.

Section 7.7.Assignments and Subleases by Company. Except as otherwise provided in Section 7.2 hereof, the Company shall not assign or otherwise transfer its interest in this Lease, in whole or in part, or any right or leasehold interest or interests granted to it by this Lease, or sublet or otherwise transfer any interest in or to the Leased Property, without the prior written consent of the Foundation, which consent shall not be withheld or delayed unreasonably.

Section 7.8.Company Books and Records. The Company agrees that the auditors for the Foundation or any of such auditors' duly authorized representatives, until the expiration of three(3)years after the termination of this Lease, shall have the right, at any reasonable time and at the expense of the Foundation, to have access to and the right to examine any books, documents, papers, and records of the Company pertinent to this Lease or to the Airport Use Agreement. In the event that the Foundation requests to examine any such books, documents, papers, or records of the Company which are proprietary, such examination shall be subject to reasonable restrictions and requirements regarding the confidentiality of such books, documents, papers, or records.

Section 7.9.United States Department of Transportation, Federal Aviation Administration Provisions.

(a)This Lease is subject and subordinate to the terms, reservations, restrictions, and conditions of any existing or future agreements between the Foundation, the Airport Sponsors, or the Authority, as the case may be, and the United States of America, the execution of which has been or may be required as a condition precedent to the transfer of Federal rights or property to the Foundation, the Airport Sponsors, or the Authority, as the case may be, for airport purposes, and the expenditure of Federal funds for the extension, expansion, or development of the Airport or the construction or development of the Global TransPark.

(b)Without in any way derogating from the generality of the foregoing subsection (a) of this Section 7.9, the Company:

(i)acknowledges that the Premises are subject to an Avigation Easement, reserved by the Airport Sponsors as set forth in Exhibit F hereto;

(ii)shall make no use of the Premises, including any construction, building activity, or other endeavor that would interfere with the use of the Airport for public aviation purposes; the Company, and any assignee of the Company, shall comply with 14 CFR Part 77, such that no proposed or actual use of the Premises would contravene the safety and efficiency restrictions established by said Regulations;

(iii)shall take no action that, directly or indirectly, would make it impossible for the Airport Sponsors, from time to time, or their successors in interest, to comply with the Regulations issued by, and other requirements of, and to carry out their or its agreements with, the Federal Aviation Administration, including, but not limited to, the Assurances found in 14 CFR
Part 152, Appendix D, set forth in Exhibit G hereto;

(iv)acknowledges that the Authority's Airport Property is subject to the reverter retained by the Airport Sponsors in that certain North Carolina Deed with Reverter to Grantor made the 29th day of June, 1995, by and between the Airport Sponsors, as Grantor, and the Authority, as Grantee, being recorded in Book 1031, at Page 96, in the office of the Register of Deeds of Lenoir County, North Carolina, and which is set forth in Exhibit H hereto; and the Company further acknowledges that the Premises may be used only for aviation-related or aeronautical purposes; and the Company further acknowledges that failure to comply with said limitation shall cause the Premises to revert to the Airport Sponsors or their successors in interest;

(v)shall make no use of the Leased Property, nor of any portion, part, or any unit thereof, and shall take no action that, directly or indirectly, would cause, or threaten to cause, the Authority's Airport Property to revert to the Airport Sponsors or their successors in interest pursuant to the reverter referred to in subsection (iv) of this Section 7.9;

(vi)assures that it will comply with the applicable requirements of law relating to Non-Discrimination and Airport Employment Opportunities which, for informational purposes only, are set forth in current form in Exhibit I hereto; and

(vii)assures that it will comply with the policy of the Department of Transportation with respect to Disadvantaged Business Enterprises which, for informational purposes only, is set forth in current form in Exhibit J hereto.
ARTICLE VIII
USE AND MAINTENANCE OF FACILITIES


Section 8.1.Permitted Use; Limitations Upon Use and Location. The Company shall have the right to use the Leased Property only for the following purposes: to provide air freight service at the Airport; to transport property, cargo, and mail to and from the Airport by aircraft; to operate on and from the Airport an aircraft maintenance and other aviation-related or aeronautical businesses; and for purposes reasonably incidental thereto. The Company, with the approval of the Foundation, may be permitted to use the Leased Property for any additional aviation-related or aeronautical use. The Company shall make no use, nor permit any use, of the Leased Property, or of any portion, or unit thereof, which is not an aviation-related or aeronautical use as such is determined by application from time to time of the criteria of the Federal Aviation Administration, or its successor agency in function..
The Company shall not commit waste with respect to the Leased Property and shall not commit or permit any nuisance from or upon the Leased Property. The Company shall not remove, or permit to be removed, any portion of the Facilities from the Premises without the prior written consent of the Foundation except as provided in Section 8.10 hereof.

Section 8.2.Compliance with Environmental and Safety Requirements. The Company shall comply with, and shall cause its directors, officers, employees, and any other persons over whom it has control, to comply with the applicable provisions set forth in ExhibitE hereto and any other regulations or rules promulgated pursuant to applicable Federal, State, or local statute, regulation, rule, ordinance, order, or decree, in each case, as now or hereafter may be in effect, for the protection of human health and the environment, and assessment, removal, or remediation of environmental contamination or hazardous or other regulated conditions.

Section 8.3.Compliance with Airport Regulations. The Company shall comply with, and shall cause its directors, officers, employees, and any other persons over whom it has control, to comply with, such reasonable rules and regulations governing the use of the Leased Property and any other portion of the Airport as from time to time may be adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, for the management, operation, and control of the Airport and pertaining to the operation of automobile and vehicular traffic and parking facilities thereon, and with such reasonable amendments, revisions, additions, and extensions thereof as from time to time may be adopted and promulgated; provided, however, that such rules and regulations shall not be inconsistent with the specific rights granted to the Company herein and in the Airport Use Agreement; and provided, further, that nothing herein shall be deemed to restrict the police power of the Airport Sponsors or the Authority, as the case may be.

The current rules and regulations adopted and promulgated by the Airport Sponsors are entitled "Kinston Regional Jetport - Rules & Regulations, June 21, 1994," and are attached hereto, for informational purposes only, as Exhibit K hereto.

Section 8.4.Compliance with Other Governmental Regulations. The Company, at all times in the operation and use, maintenance, and repair, or otherwise in connection with its occupancy of the Leased Premises, faithfully shall obey and comply with all existing and future laws, rules, and regulations adopted by Federal, State, local, or other governmental bodies, including, without limitation, the Federal Aviation Administration, and the Airport Sponsors or the Authority, as the case may be, and applicable to or affecting the Company and its operations and activities on and at the Airport, including, without limitation, on, in, or upon the Leased Property; provided, however, that the Company, without being considered to be in breach of this Lease, may contest any such laws, rules, and regulations so long as such contest is diligently commenced and prosecuted.

Section 8.5.No Obstruction to Air Navigation. The Company agrees that no obstruction to air navigation, as such is determined by application from time to time of the criteria of the Federal Aviation Administration, or its successor agency in function, will be permitted on the Premises after the Date of Beneficial Occupancy, and any such obstruction placed on the Premises by the Company shall be removed by it at its own cost and expense.

Section 8.6.Utilities. The Company understands and agrees that, except as otherwise provided in this Section 8.6, all utility services required by it during the term of this Lease for use on the Premises or in or upon the Facilities must be obtained and secured by the Company at its own expense. The Foundation shall install and construct, or shall cause to be installed or constructed, as a part of the cost of the Facilities, necessary utility lines or mains to the Facilities; provided, however, that any future relocation of such lines and mains shall be at the sole cost and expense of the Company. The Foundation, on or prior to the Date of Beneficial Occupancy of the Facilities, shall extend all necessary permanent utilities to the Leased Property. Any power lines, cables, pipes, and the like constructed or installed by or for the Company at all times shall conform to the height and route limitations imposed from time to time by the Airport Sponsors or the Authority, as the case may be, and the Federal Aviation Administration or its successor agency in function. The Foundation shall be under no obligation to furnish at its expense snow removal or janitorial services, or any other service, for the Leased Property.

Section 8.7.Alterations to Leased Property. The Company, at its own cost and expense, may install on, in, or upon the Leased Property or any part thereof any fixture or improvement or do or make alternations, or construct additions thereto, or do remodeling, germane to the use herein or hereafter granted, so long as any such alternation, addition, or remodeling will not impair the capital value or rental value thereof or structurally weaken or endanger the Facilities, and so long as the Foundation gives prior written approval, which approval shall not be withheld or delayed unreasonably, in the case of any alteration, addition, or remodeling involving structural changes to the Facilities or involving any exterior modifications either to the Facilities or to the Premises, or to both the Facilities and the Premises. In the event any such alternation, addition, or remodeling is made without such approval, then upon reasonable notice so to do, the Company shall remove the same, or, at the option of the Foundation, shall cause the same to be changed to the satisfaction of the Foundation. In case of any failure on the part of the Company to comply with such notice, the Foundation may effect such removal or change and the Company shall pay the cost thereof to the Foundation. The Company, in connection with any such installation or improvement, shall cause to be procured Builders Risk Insurance or other appropriate liability insurance covering the persons referred to in Section7.3 hereof and otherwise shall indemnify them as provided for herein.

Section 8.8.Company Property. The Company from time to time, in its sole discretion and at its own expense, may install machinery, equipment, and other personal property on, in, or upon the Leased Property. All such personal property so installed by the Company shall remain the sole property of the Company and in which the Foundation shall have no interest except as otherwise provided herein.

Notwithstanding anything herein to the contrary, any personal property installed by the Company pursuant to this Section 8.8 shall constitute Leased Property rather than property of the Company if such property is so affixed to the Leased Property so as to be classified as a fixture under applicable law. The Company shall have the right at any time during the term of this Lease, when not in default hereunder, to remove any or all of the property installed by the Company pursuant to this Section 8.8, at its own expense, subject to the Company's obligation to repair, at its own expense, all damage, if any, resulting from such removal.

Section 8.9.Disposition of Company Property at End of Lease Term. All property installed by the Company pursuant to Section 8.8 hereof shall be removed by the Company at its own expense by the expiration of, or within a period not to exceed sixty (60) days after the earlier termination of the term of, this Lease; and the Leased Property shall be surrendered as provided herein, unless the Company shall have notified the Foundation at least one hundred twenty (120) days prior to the date of the expiration or earlier termination of the term of this Lease of the Company's desire not to remove the property installed by the Company pursuant to Section 8.8 hereof, or any portion thereof, and of its request that the Foundation accept title to such property in lieu of its removal and restoration of the Leased Property, which request shall describe such property with reasonable particularity, and unless the Foundation shall have notified the Company not less than sixty (60) days prior to such expiration or earlier termination of its willingness to accept title to such property in lieu of its removal or restoration of the Leased Property. The Company shall have a period not to exceed sixty (60) days after a termination of the term of this Lease for the removal of the property installed by the Company pursuant to Section 8.8 hereof in the case of any termination of this Lease; provided, however, that the Company shall not be relieved of its obligations to pay Lease Rental Payments hereunder during such period of removal.

Section 8.10.Repair, Maintenance, and Replacement. The cost of repair, maintenance, and any necessary replacement of the Facilities shall be borne by the Company. The Company covenants and agrees at its expense, and without cost or expense to the Foundation, during the term hereof, after the Date of Beneficial Occupancy of the Facilities:

(a)that the Company shall keep the Facilities in good order and condition and will make all necessary and appropriate repairs and replacements thereof; provided, however, that all such property repaired, after such repair, and all such replacement property shall be in as good operating condition as, and shall have a value and utility at least equal to, the property so repaired or so replaced;

(b)that the Company shall not permit rubbish, debris, waste materials, or anything unsightly or detrimental to health, likely to create a fire hazard, or conducive to deterioration, to remain on, in, or upon any part of the Premises or the Facilities or to be disposed of improperly;

(c)that the Company shall provide and maintain obstruction lights and all similar equipment or devices now or at any time required by any applicable law, ordinance, or Federal, State, or municipal regulation; and

(d)that the Company at all times shall maintain the Facilities in accordance with all applicable codes of the Airport Sponsors or the Authority, as the case may be, and the maintenance standards of the Foundation, as they may be promulgated, amended, or otherwise modified from time to time.

Section 8.11.Right to Enter, Inspect, and Make Repairs. The Foundation and its authorized directors, officers, employees, agents, contractors, subcontractors, and other representatives, shall have the right (at such times as may be reasonable under the circumstances and with reasonable notice to the Company and with as little interruption of the Company's operations as is reasonably practicable) to enter upon the Leased Premises for the following purposes:

(a)to make inspections of the Leased Property, or any portion, part, or unit thereof, at reasonable intervals during regular business hours (or at any time in case of emergency) to determine whether or not the Company has complied and is complying with the terms and conditions of this Lease and the Airport Use Agreement with respect to the Leased Property, or any portion, part, or unit thereof; and

(b)to perform maintenance and make repairs and replacements in any case where the Company is obligated but has failed to do so, after the Foundation has given the Company reasonable notice so to do, in which event the Company shall reimburse the Foundation for the reasonable costs thereof promptly upon demand;

provided, however, that nothing contained in this Section 8.11 shall limit the power of the Airport Sponsors or the Authority, as the case may be, and their or its authorized directors, officers, employees, and agents to enter upon the Leased Property as provided in the Airport Use Agreement, in the proper exercise of the police power of the Airport Sponsors or the Authority, as the case may be, or as otherwise provided by law; and, provided, further, that no such entry by or on behalf of the Airport Sponsors or the Authority, as the case may be, on, in, or upon the Leased Property shall cause or constitute a termination of this Lease or be deemed to constitute an interference with the possession thereof by the Company.

Section 8.12.Signs. The Company agrees that no signs or advertising displays shall be erected in any manner upon or painted on, in, or upon the Premises or the Facilities without the prior written approval of the Foundation, and that signs identifying the Company or the Facilities will conform to reasonable standards established by the Foundation with respect to type, size, design, and location. Subject to such limitations, the Company may paint or erect such sign or signs reasonably necessary to identify the Company or the Facilities, or both.

Section 8.13.Use, Possession, or Sale of Alcoholic Beverages or Drugs. The Company and its directors, officers, employees, agents, contractors, subcontractors, and any other persons under its control, shall comply with the provisions of law and the rules and regulations adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, as amended from time to time, concerning the use, possession, or sale of alcoholic beverages or drugs. Violation of these provisions may result in the Foundation's barring the Company or any person from any premises or facilities owned or controlled by the Foundation.

Section 8.14.Smoking Policy. The Company and its directors, officers, employees, agents, contractors, subcontractors, other representatives, and any persons under its control, shall comply with the provisions of law and the rules and regulations adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, as amended from time to time, limiting, restricting, or prohibiting smoking on or in the Leased Property.

Section 8.15.Security. It is understood and agreed by the Company that in addition to the Company's responsibilities to maintain the Leased Property as provided herein, it shall comply with the applicable provisions of the Airport Use Agreement, and the rules and regulations adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, as amended from time to time, providing for security of the Leased Property at a standard no less than required and set out in Part 107 of the Federal Aviation Regulations of the Federal Aviation Administration, as the same may be amended, from time to time, or superseded.

It is further understood and agreed by the Company that at any time during the term hereof, when requested in writing by the Foundation, the Company shall provide to the Foundation copies of the security plans that are being used or are to be used by the Company on, in, or upon all or any part of the Leased Property; and, when requested in writing by the Foundation, the Company shall provide the Foundation with a certificate, signed by the Authorized Company Representative, to the effect that such security plans comply with all provisions of law, with the Airport Use Agreement, and the rules and regulations then in effect, adopted and promulgated by the Airport Sponsors or the Authority, as the case may be.
ARTICLE IX
LOSS OF AND LIABILITIES
PERTAINING TO FACILITIES


Section 9.1.Property Insurance.

(a)Except to the extent the Facilities are insured during the construction, acquisition, or installation by any contractors, at all times during the term of this Lease from and after the Date of Beneficial Occupancy, the Company, at its own cost and expense (subject to a right of contribution from the Foundation as hereinafter set forth), shall keep the Facilities insured against loss or damage (with a deductible not in excess of $10,000 for any one occurrence) by fire, lightning, tornado, windstorm, hail, flood, earthquake, explosion, riot, riot attending a strike, civil commotion, vandalism and malicious mischief, sprinkler leakage, aircraft, vehicles, smoke, or any other casualty, in amounts not less than one hundred percent (100%) of the replacement value of such Facilities. The replacement value of the Facilities shall be reestablished at intervals of not more than three (3) years, commencing on or before the first day of December 1998, by an independent qualified appraiser employed by the Company and approved by the Foundation.

(b)Until and unless the Company shall have exercised its option to lease additional space pursuant to Section 3.2(c) hereof, the cost of Property Insurance referred to in Section 9.1(a) hereof shall be apportioned between the Company and the Foundation, or its successors and assigns, as follows:

(i)The Company shall bear that portion of such cost equal to a fraction, the numerator of which is the number of square feet in the Facilities with respect to which the Company has exclusive use plus its proportionate share (as hereinafter determined) of the space allocated for the common use of the Company and the Foundation, and the denominator of which is the total number of square feet in the Facilities, all as shown on Exhibit B-4 hereto or as the same may be adjusted pursuant to Section 3.2(g) hereof.

(ii)The Foundation shall bear that portion of such cost equal to a fraction, the numerator of which is the number of square feet in the Facilities with respect to which the Foundation has exclusive use plus its proportionate share (as hereinafter determined) of the space allocated for the common use of the Company and the Foundation and the denominator of which is the total number of square feet in the Facilities, all as shown on Exhibit B-4 hereto or as the same may be adjusted pursuant to Section 3.2(g) hereof.

(iii)The space allocated for the common use of the Company and the Foundation shall be allocated between them in proportion to the number of square feet allocated to each such party for their respective exclusive use as compared with the total square footage of such areas allocated to both parties for their respective exclusive use.

Section 9.2.Liability Insurance. At all times during the term of this Lease from and after the Date of Beneficial Occupancy of the Facilities, the Company, at its own cost and expense, shall provide and keep in force for the benefit of the Company, the Foundation, the Airport Sponsors or the Authority, as the case may be, and the Beneficial Holders of the Notes, a policy, or policies, of insurance written on a single limit per occurrence basis of not less than $20,000,000 for bodily injury and property damage arising from any operation of the Company at the Airport. The Foundation may reevaluate the reasonableness of the amounts of insurance coverage pursuant to this Section
9.2 every three (3) years, commencing on the third anniversary of the Date of Beneficial Occupancy, and if such amounts have become inadequate to provide the coverage intended by this Section 9.2, the Foundation may require such additional policy amounts as necessary to provide such intended coverage.

In addition, the Company, at its own cost and expense, shall provide and keep in force Comprehensive Automobile Liability Insurance. This insurance shall cover owned, hired, and non-owned vehicles and shall insure against death, bodily injury, and property damage claims in a combined single limit of not less than $6,000,000.

Section 9.3.Waiver of Right of Recovery and Subrogation. To the extent that insurance proceeds are actually received in satisfaction of a loss which is required to be covered by insurance or is self-insured hereunder (with the deductible under any policy being deemed to be self-insured), the Foundation and the Company, respectively, hereby waive any and all rights of recovery against each other for any loss or damage to the Leased Property or to the contents contained therein, for loss of income on account of fire or other casualty, or for injury sustained on the Leased Property, including the common use areas; and each party's policies of such insurance shall contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers.

Section 9.4.Payment of Insurance Proceeds. All insurance policies obtained pursuant to Sections 9.1 and 9.2 hereof shall provide for payment of the proceeds to the Company, the Foundation, the Airport Sponsors or the Authority, as the case may be, and the Beneficial Holders of the Notes, as their respective interests may appear.

Section 9.5.Continued Obligation to Pay Rentals. No loss or damage, regardless of whether it is wholly or partially insured, shall in any way relieve the Company of its obligation to make payments as provided in Article VI hereof.

Section 9.6.Limitations as to Policies. The insurance policy, or policies, required by Sections 9.1 and 9.2 hereof, and certificates of insurance evidencing the existence thereof, shall be in form and written by a company, or companies, approved by the Foundation, which approval shall not be withheld or delayed unreasonably, and shall insure the Company's agreement to indemnify the Foundation, the Airport Sponsors or the Authority, as the case may be, and the Beneficial Holders of the Notes, as set forth in the indemnification provisions hereof. The Foundation, the Airport Sponsors or the Authority, as the case may be, and the Beneficial Holders of the Notes, shall be named insureds of said insurance. Each such policy and certificate shall contain a special endorsement stating, "This policy will not be materially changed or altered or canceled without first giving thirty (30) days' written notice by certified mail, return receipt requested, to the Foundation at Post Office Box 1635, Kinston, North Carolina 28503." All such policies of insurance, or certificates of insurance, together with receipts showing payment of premiums thereon, shall be delivered by the Company to the Foundation. The Company shall deliver to the Foundation any renewal certificates for such insurance as soon as possible, but in any event, prior to the expiration of any such policies.

Section 9.7.Failure of Company to Provide Insurance. If at any time the Company shall fail or neglect to insure the Facilities, as aforesaid, or to deliver such policies or certificates of insurance as aforesaid, the Foundation, after ten (10) day's written notice to the Company, may effect such insurance by obtaining policies issued by companies satisfactory to the Foundation. The amount of the premium or premiums paid for such insurance by the Foundation shall be payable by the Company to the Foundation with the installment of rent thereafter next due under the terms of this Lease, with interest thereon at a rate of one (1) percentage point higher than the rate borne by the Notes, from the date of payment of such premium or premiums by the Foundation to the date of such reimbursement by the Company. The Foundation shall not be limited in the proof of any damage which the Foundation may claim against the Company arising out of or by reason of the Company's failure to provide and keep in force insurance as aforesaid to the amount of the insurance premium or premiums not paid or incurred by the Company and which would have been payable upon such insurance, but the Foundation shall also be entitled to recover as damages for such breach the uninsured amount of any loss, damage, cost, and expense of suit suffered or incurred by reason of damage to, destruction of, or liability appertaining to, the Facilities occurring, or liability arising, during any period when the Company shall have failed or neglected to provide insurance as aforesaid.

Section 9.8.Notification of Loss and Compliance with Policies. The Company shall not violate the terms or prohibitions of any insurance policy herein required to be furnished by the Company, and the Company shall promptly notify the Foundation of any claim or loss under such insurance policies.

Section 9.9.Damage or Destruction and Restoration. In case of damage or loss of all or any portion, part, or any unit of the Leased Property, the Company will give prompt notice thereof to the Foundation; and, within the time periods set forth in Section 9.10 hereof, and, except as otherwise provided in
Section 9.11 hereof, the Foundation (subject to delays beyond its control), shall restore such portion, part, or unit of the Leased Property as nearly as reasonably practicable to the value and condition thereof immediately prior to such damage or destruction (with alterations, at the Company's election, pursuant to Section 8.7 hereof), or shall replace the Facilities, in whole or in part, with other facilities of similar utility. In the event of such damage or destruction, the Foundation shall be entitled to use or receive reimbursement from the proceeds of any and all property insurance policy or policies insuring the Leased Property. Any excess proceeds, after payment, or provision of payment, of all costs of restoration of such portion, part, or unit of the Leased Property, or the replacement of the Facilities, in whole or in part, as contemplated in this Section 9.9, shall be paid over to the Company. The Company shall be obligated to provide any additional moneys necessary for such restoration or replacement.

Section 9.10.Restoration or Replacement to be Undertaken Within Specified
Time.

(a)In case of damage or loss of any portion, part, or any unit of the Facilities which has a restoration or replacement cost of less than twenty-five percent (25%) of the then total restoration or replacement cost of the Facilities, the Foundation, within ninety (90) days after such damage or loss, shall complete the restoration or replacement described in Section 9.9 hereof.

(b)In case of damage or loss of any portion, part, or any unit of the Facilities which has a restoration or replacement cost of twenty-five percent (25%) or more of the then total restoration or replacement cost of the Facilities, or in the event of any uninsured casualty, the Foundation, within one hundred eighty (180) days after receipt by the Foundation of all required governmental permits for such restoration and/or replacement of such damage or loss, shall complete the restoration or replacement described in Section 9.9 hereof.

Section 9.11.Foundation's Election Not to Restore Damaged Property. In the event of the damage or destruction of all or any portion, part, or unit of the Leased Property to such an extent that, in the reasonable opinion of the Foundation, the repair or replacement thereof would not be economical, the Foundation, within one hundred twenty (120) days thereafter, may elect not to restore or replace such portion, part, or unit of the Leased Property as provided in Section 9.9 hereof, in which event the Company shall pay to the Foundation an amount equal to the net proceeds of all insurance applicable thereto. Within one hundred eighty (180) days after the Foundation elects not to restore or replace any portion, part, or unit of the Leased Property as provided in Section 9.9 hereof, the Foundation may raze such part, or destroy such unit, of the Leased Property and may restore the related portion of the Leased Property at the Company's expense as nearly as reasonably practicable to the value and condition thereof immediately prior to the damage or destruction of such part or unit of the Leased Property; and the Company shall be obligated to reimburse the Foundation for the costs of such restoration except to the extent any proceeds of insurance are available to defray such restoration costs. There shall not be included in the computation of said one hundred eighty (180) day period any periods during which it is impracticable for the Foundation to proceed with such restoration because of war, strike, or other reason beyond the reasonable control of the Foundation.

Section 9.12.Condemnation.

(a)The term "Taking," as used in this Section 9.12, shall mean the taking of all or any portion, part, or unit of the Leased Property as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Premises and the Facilities under the threat of condemnation. The term "Substantial Taking," as used in this
Section 9.12, shall mean a Taking of so much of any portion, part, or unit of the Leased Property that, in the Company's reasonable judgment, such portion, part, or unit of the Leased Property thereafter cannot reasonably be used by the Company for carrying on, at substantially the same level or scope, the business theretofore conducted by the Company on, in, or with such portion, part, or unit of the Leased Property. The term "Insubstantial Taking," as used in this Section 9.12, shall mean a Taking such that, in the Company's reasonable judgment, the portion, part, or unit of the Leased Property thereafter reasonably can be used by the Company for carrying on, at substantially the same level or scope, the business theretofore conducted by the Company on the related portion of the Premises and such portion, part, or unit of the Facilities. The determination by the Company of whether a Taking is to be deemed to be a "Substantial Taking" or an "Insubstantial Taking" shall be made as soon as practicable after a threat of condemnation becomes known to the Company, and in any event, within thirty (30) days after such condemnation occurs, or the determination with finality of the amount of the Award (as hereinafter defined), whichever shall occur later.

(b)In the event of a Substantial Taking of the Leased Property, except as otherwise hereinafter provided in this subsection (b) of Section 9.12, the Foundation shall (i) promptly commence and complete with due diligence (subject to delays beyond its control) the restoration or replacement of such portion, part, or unit of the Leased Property as nearly as reasonably practicable to the market value and condition thereof immediately prior to such Substantial Taking, or (ii) with the consent of the Company, acquire or construct other property and facilities of similar utility at the Airport; provided, however, that the Foundation, within sixty (60) days after a Substantial Taking, may elect not to restore or replace such portion, part, or unit of the Leased Property, in which event the Foundation shall be entitled to retain as its separate property the amount of the Award (as hereinafter defined), and the Company shall have no claim against same. In the event of a Substantial Taking, and upon election by the Foundation not to restore or replace such portion, part, or unit of the Leased Property, the Lease Rental Payments shall be abated and reduced to an amount equal to the ratio to which the market value of the Leased Property following such Substantial Taking bears to the total market value of the entire Leased Property immediately prior to such Substantial Taking.

(c)In the event of an Insubstantial Taking of any portion, part, or unit of the Leased Property, this Lease shall continue in full force and effect, and the Foundation shall proceed forthwith to cause such portion, part, or unit of the Leased Property to be restored as nearly as practicable to the condition thereof immediately prior to such Insubstantial Taking; provided, however, that the Foundation shall be required to expend funds only to the extent of the Award (as hereinafter defined) actually received by the Foundation; and, provided, further, that there shall be no abatement of the Lease Rental Payments.

(d)The total award, compensation, damages, or consideration received or receivable as a result of a Taking (the "Award") shall be paid to and be held by the Foundation for the purposes specified herein, whether the Award shall be made as compensation for diminution of the value of the Company's leasehold or otherwise, and the Company hereby assigns to the Foundation all of Company's right, title, and interest in and to any such Award. The Company covenants and agrees to execute, immediately upon demand by the Foundation, such documents as may be necessary, appropriate, or advisable to facilitate collection by the Foundation of any such Award.
ARTICLE X
LIENS AND CLAIMS


Section 10.1.Prompt Payment of Taxes and Fees. The Company covenants and agrees to pay promptly all lawful general taxes (other than real property taxes on, or in respect of, the Premises or Facilities), excises, license fees, permit fees, and utility service charges of whatever nature, applicable to its use or occupancy of the Leased Property, and to take out and keep current all licenses, Federal, State, or municipal, required for the conduct of its business at, on, or in the Airport, including the Leased Property, and further covenants and agrees not to permit any of said taxes, excises, fees, or charges to become delinquent.

Section 10.2.Workers' Compensation Insurance. The Company covenants and agrees at all times to maintain adequate Worker's Compensation Insurance in accordance with any present or future State law, with an authorized insurance company, or through the State Compensation Insurance Fund, or through an authorized self-insurance plan approved by the State, insuring the payment of compensation to all its employees.

Section 10.3.Mechanics' and Materialmen's Liens. The Company covenants and agrees not to permit any mechanics', materialmen's, or any other lien to be imposed upon the Leased Property or any other part of the Airport and improvements thereto or thereon, or any part or parcel thereof, by reason of any work or labor performed or materials furnished by any mechanic or materialman (other than for work done or materials furnished under a contract to which the Foundation is a party) with respect to the Leased Property.

Section 10.4.Prompt Payment of Other Obligations. The Company covenants and agrees to pay promptly when due, all bills, debts, and obligations incurred by it in connection with its operation of the Facilities or other business on the Airport and not to permit the same to become delinquent and to suffer no lien, mortgage, judgment or execution to be filed against the Leased Property or any part or unit thereof which in any way will impair the rights of the Foundation under this Lease or the rights of the Authority as owner of the fee of the Premises.

Section 10.5.Right of Contest. The Company shall have the right upon giving the Foundation prior notice thereof to contest any such mechanics', materialmen's, or any other lien or encumbrance; and the Company, pending the termination of such contest, shall not be obligated to pay, remove, or otherwise discharge such lien or claim; provided, however, that the contest, in the judgment of the Foundation, will not affect the possession, use, or control of the Leased Property or the rights of the Authority. The Company agrees to indemnify and save harmless the Foundation and the Authority and their respective directors, officers, employees, and other agents and representatives from any loss as a result of the Company's action as aforesaid.

Section 10.6.Nonpayment During Contest. If the Company in good faith shall proceed to contest any general tax, special assessment, excise, license fee, permit fee, or other public charge or the validity thereof by proper legal proceedings which shall operate to prevent the collection thereof or to prevent the appointment of a receiver because of nonpayment of any such taxes, assessments, excises, fees, or other public charges, the Company shall not be required to pay, discharge, or remove any such tax, assessment, excise, fee, or other public charge so long as such proceeding is pending and undisposed of; provided, however, that the Company, not less than five (5) days before any such tax, assessment, excise, fee, or other public charge shall become delinquent, shall give notice to the Foundation of the Company's intention to contest its validity; and, provided, further, that such nonpayment, in the judgment of the Foundation, will not affect the possession, use or control of the Leased Property or the rights of the Authority. If such notice is so given by the Company to the Foundation and such contest is conducted in good faith by the Company, the Foundation, pending the termination of such legal proceedings, shall not pay, remove, or discharge such tax, assessment, excise, fee, or other public charge. The Company agrees to indemnify and save harmless the Foundation and the Authority and their respective directors, officers, employees, and other agents and representatives from any loss as a result of the Company's action as aforesaid.
ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES


Section 11.1.Events of Default Defined. The occurrence of any one or more of the events described in the following subsections (a) through (d) of this
Section 11.1 shall constitute a "default" for all purposes of this Lease; and each such default, after the giving of notice, if any, passage of time, if any, or occurrence of an event, if any, specified in the subsection describing such default, shall constitute an "event of default" for all purposes of this
Lease:

(a)Failure by the Company to pay, within ten (10) days after written notice of failure to pay, any Lease Rental Payments required to be paid under Section
6.1 hereof.

(b)Any material breach by the Company of any of its representations or warranties made in this Lease, any failure by the Company to make any payment required to be made by it hereunder or any failure by the Company to observe and perform any of the covenants, conditions, or agreements made on its part to be observed or performed hereunder, other than a breach, failure to pay, or failure to observe and perform referred to in subsection (a) of this Section 11.1, for a period of thirty (30) days after written notice specifying such breach, failure to pay, or failure to observe and perform, and requesting that it be remedied, given to the Company by the Foundation, unless (i) the Foundation shall agree in writing to an extension of such time prior to its expiration, or (ii) if the breach, failure to pay, or failure to observe and perform is such that it can be corrected but cannot be corrected within the applicable period, corrective action is instituted by the Company within the applicable period and is being diligently pursued.

(c)The dissolution or liquidation of the Company; the filing by the Company of a voluntary petition in bankruptcy; the entry of an order against the Company for relief under Title 11 of the United States Code, as the same hereafter from time to time may be amended; the filing of a petition or answer proposing the entry of an order for relief against the Company under Title 11 of the United States Code, as the same hereafter from time to time may be amended, or proposing the reorganization, arrangement or debt readjustment of the Company under any present or future Federal bankruptcy act or any similar Federal or State law in any court and the failure of such petition or answer to be discharged or denied within ninety (90) days after the filing thereof; the appointment of a custodian (including without limitation a receiver, trustee, or liquidator of the Company) of all or a substantial part of the property of the Company, and the failure of such custodian to be discharged within ninety
(90) days after such appointment; the taking by such custodian of possession of the Company or a substantial part of its property, and the failure of such taking to be discharged within ninety (90) days after such taking; the Company's consent to or acquiescence in such appointment or taking; assignment by the Company for the benefit of its creditors; or the entry by the Company into an agreement of composition with its creditors. The term "dissolution or liquidation of the Company," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Company resulting from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets, under the conditions permitting such actions contained in Section 7.2 hereof.

(d)Any breach by the Company of any provision of the Airport Use Agreement for a period of thirty (30) days after written notice from the Airport Sponsors or the Authority, as the case may be, specifying such breach and requesting that it be remedied, (i) unless the Foundation shall agree in writing to an extension of time, or (ii) unless such breach is such that it can be corrected but cannot be corrected within the applicable time period and corrective action is instituted by the Company within the applicable time period and is being diligently pursued; provided, however, that if any breach by the Company has resulted in a termination of the Airport Use Agreement by the Airport Sponsors or the Authority, as the case may be, in accordance with its terms, this Lease, at the option of the Foundation, may be terminated in accordance with Section 4.1 hereof.

The foregoing provisions of Section 11.1(b) are subject to the following limitations: If by reason of Force Majeure, as defined in Section 11.2 hereof, the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company contained in Section 7.3 hereof or to make any payments required hereunder, the Company shall not be deemed in default during the continuance of such inability. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, however, that the settlement of strikes, lockouts, and other employment or labor disturbances shall be entirely within the discretion of the Company and the Company shall not be required to make settlement of strikes, lockouts, and other disturbances by acceding to the demands of the opposing party or parties when such course is in the reasonable judgment of the Company unfavorable to the Company.

Section 11.2.Force Majeure. The Foundation shall be excused for the period of any delay in the performance of any obligation under this Lease and the Company shall be excused for the period of any delay in the performance of any non-monetary obligation hereunder when such delay is occasioned by causes beyond the Foundation's or the Company's control, respectively, including, without limitation, war, invasion, or other hostility; work stoppages, boycotts, slowdowns, strikes or other labor unrest; shortages of materials, equipment, labor, or energy; man-made or natural casualties or disasters; unusual weather conditions; acts or omissions of governmental or other political bodies; or riots or civil disturbances or unrest; and the period for the performance of any such obligation shall be extended for the period of such delay.

Section 11.3.Remedies on Default. Whenever any event of default referred to in Section 11.1 hereof shall have occurred and be continuing, the Foundation shall have the right, at the Foundation's election, then or at any time thereafter, to exercise any one or more of the following remedies:

(a)The Foundation may terminate this Lease, effective at such time as may be specified by written notice to the Company, and demand (and, if such demand is refused, recover) possession of the Leased Property from the Company. The Foundation, by notice in writing to the Company upon the occurrence and continuation of an event of default described in subsection (a), (b), (c), or
(d) of Section 11.1 hereof, shall declare all Lease Rental Payments and Expanded Facilities Rentals payable under this Lease to be due and payable immediately; and, upon any such declaration, all remaining Lease Rental Payments and Expanded Facilities Rentals shall become and be immediately due and payable; provided, however, that the Foundation in good faith shall exercise reasonable efforts to relet the Leased Property.

(b)The Company shall remain liable to the Foundation for damages in an amount equal to the aggregate of the Lease Rental Payments, and the Expanded Facilities Rentals (if the option to lease additional space under this Lease has been exercised in accordance with its terms), and other sums which would have been owing by the Company hereunder for the balance of the Lease Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises and the Facilities by the Foundation subsequent to such termination, after deducting all of the Foundation's expenses in connection with such recovery of possession or reletting. The Foundation shall be entitled to collect and receive such damages from the Company on the days on which the Lease Rental Payments and Expanded Facilities Rentals, if any, and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the sole option of the Foundation, the Foundation shall be entitled to recover forthwith from the Company, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Lease Rental Payments and the Expanded Facilities Rentals, if any, and all other sums payable by the Company hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate market value of lease rental payments in respect of the Leased Property for the balance of the term of this Lease.

(c)The Foundation may re-enter and take possession of the Leased Property or any part thereof, without demand or notice, and repossess the same and expel the Company and any party claiming by, under, or through the Company, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Leased Property by the Foundation shall be construed as an election by the Foundation to terminate this Lease unless a written notice of such intention is given to the Company. No notice from the Foundation hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by the Foundation to terminate this Lease unless such notice specifically so states. The Foundation reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving the Company such written notice, in which event the Lease will terminate as specified in said notice. After recovering possession of the Leased Property, the Foundation, from time to time, may relet the Leased Property, or any part thereof, for such term or terms and on such conditions and upon such other terms as the Foundation, in its sole discretion, may determine. The Foundation may make such repairs, alterations or improvements as the Foundation may consider necessary, appropriate, or advisable to accomplish such reletting, and the Company shall reimburse the Foundation upon demand for all costs and expenses, including reasonable attorneys' fees, which the Foundation may incur in connection with such reletting. The Foundation may collect and receive the rents for such reletting, but the Foundation in no way shall be responsible or liable for any failure to relet the Leased Property, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding the Foundation's recovery of possession of the Leased Property, the Company shall continue to pay on the dates herein specified, the rental payments payable under Article VI hereof and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, the Foundation shall refund to the Company any amount, without interest, by which the amounts paid by the Company, when added to the net amount, if any, recovered by the Foundation through any reletting of the Leased Property, exceeds the aggregate amount of the amounts payable as Lease Rental Payments and the Expanded Facilities Rentals, if any, by the Company under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises and/or facilities covered thereby include other premises and/or facilities not part of the Leased Property, a fair apportionment of the rent received from such reletting of the Leased Property and the expenses incurred in connection therewith will be made in determining the net amount recovered from such reletting.
(d)The Foundation may take whatever action at law or in equity may appear necessary, appropriate, or advisable to collect the payments and other amounts then due and thereafter to become due hereunder or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Lease.

(e)To the extent that any event of default referred to in Section 11.1(b) hereof shall have resulted from the failure on the part of the Company to observe or perform any covenant, condition, or agreement on its part to be observed or performed pursuant to the provisions of this Lease, the Foundation shall be entitled in its own name and for its own account, to the exclusion of or in addition to any exercise by the Foundation of any other remedy provided for in this Lease or now or hereafter existing at law, in equity, or by statute, to institute such action against the Company as the Foundation may deem necessary, appropriate, or advisable to compel performance or observance of such covenant, condition, or agreement or to recover damages for the Company's nonperformance or nonobservance of the same.

No action taken pursuant to this Section 11.3 shall relieve the Company from the Company's obligations to make any payments required to be made by it hereunder.

Section 11.4.No Remedy Exclusive. No remedy herein conferred upon or reserved to the Foundation is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law, in equity, or by statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Foundation to exercise any remedy reserved to it in this Article XI, it shall not be necessary to give any notice other than such notice as may be herein expressly required. Such rights and remedies as are given the Foundation under Section 11.3 of this Lease shall also extend to the Bank or agent for the Beneficial Holders of the Notes, and the Bank or such agent shall be entitled to the benefit of the covenants and agreements herein contained.

Section 11.5.Agreement to Pay Fees and Expenses of Counsel. In the event the Company defaults under any of the provisions of this Lease and the Foundation or the Bank or agent for the Beneficial Holders of the Notes employs counsel or incurs other expenses for the collection of the amounts due hereunder or the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that on demand therefor it will pay to the Foundation or to the Bank or agent for the Beneficial Holders of the Notes, the reasonable and actual fees of such counsel and such other actual expenses so incurred by or on behalf of the Foundation or the Bank or agent for the Beneficial Holders of the Notes.

Section 11.6.No Additional Waiver Implied by One Waiver; Consents to Waivers. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be effective unless it is in writing and signed by the party making the waiver.
ARTICLE XII
MISCELLANEOUS


Section 12.1.Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given to the parties required hereunder to receive such notice, certificate or communication when mailed by registered or certified mail, postage prepaid, addressed as follows:

If to the Foundation:Global TransPark Foundation, Inc.
Post Office Box 1635
Kinston, North Carolina  28506

Attention:President

               with copy to:William T. Powell, Jr.
Assistant Secretary
Global TransPark Foundation, Inc.
c/o North Carolina Global TransPark Authority
Post Office Box 27406
Raleigh, North Carolina  27611-7406

        with copy to:David L. Ward, Jr., Esq.
Post Office Box 867
New Bern, North Carolina  28563-0867

   If to the Company:Mountain Air Cargo, Inc.
Post Office Box 488
Denver, North Carolina  28037

Attention:  Vice President and
  Treasurer

        with copy to:Thomas B. Henson, Esq.
Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina  28246-1900

With copy to the Bank:Branch Banking and Trust Company
Post Office Box 728
Kinston, North Carolina  28503

Attention:  City Executive

A duplicate copy of each notice, certificate, or other communication given hereunder by either the Foundation or the Company to the other shall also be given to the Bank. The Foundation, the Company, and the Bank, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, or other communications shall be sent. No notice need be given to any party listed in this Section 12.1 if such party is no longer a party to the transactions contemplated by this Lease.
Section 12.2.No Personal Liability. No director, officer, employee, or other agent of either party shall be personally liable under or in connection with this Lease.

Section 12.3.No Limitation on Previous Agreements. It is expressly understood that the terms and provisions of this Lease in no way shall affect or impair the terms, obligations, or conditions of any existing or prior agreement between the Foundation and the Company.

Section 12.4.Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Foundation, the Company, and their respective successors and permitted assigns; and any reference to a party in this Lease also shall be deemed to be a reference to a successor or a permitted assign.

Section 12.5.Assignment. This Lease, together with all rights and privileges hereunder, is fully assignable by the Foundation either prior or subsequent to any work to be carried out in connection with the acquisition, construction, and equipping of the Premises and the Facilities, and any assignee of the Foundation shall acquire all right, title, and interest of the Foundation hereunder. Except as provided in Section 7.2 hereof, none of the rights, privileges, or obligations of the Company may be assigned without the prior written consent of the Foundation, which consent shall not be withheld or delayed unreasonably.

Section 12.6.Third Parties. This Lease does not, and shall not be deemed or construed to, confer upon or grant to any third party or parties (except (i) the Airport Sponsors or the Authority as successor to the Airport Sponsors, as the case may be, (ii) any successor to or assignee of the Foundation, (iii) any successor to the Company or any parties to whom the Company may assign this Lease in accordance with Section 7.2 hereof, (iv) the Beneficial Holders of the Notes, from time to time, outstanding, (v) the Bank or agent for the Beneficial Holders of the Notes, and (vi) the Authority to the extent that the Authority is a beneficiary of the rights provided under Section 12.18 hereof) any right to claim damages or to bring any suit, action, or other proceeding against either the Foundation or the Company because of any breach hereof or because of any of the terms, covenants, and conditions herein contained.

Section 12.7.Attachments. All Exhibits to this Lease hereby are incorporated into this Lease and made a part hereof as if set out in full where reference is made thereto.

Section 12.8.Numbers; Gender; Captions; Capitalized Terms; Certain Definitions. Whenever the context so requires, the singular numbers shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Lease or the intent of any provision of this Lease. The parties hereto agree to all capitalized terms used as definitions in this Lease and to the definitions and the interpretation and construction rules set forth in Article I hereof.

Section 12.9.Further Assurances. The Foundation and the Company both agree that, from time to time, they shall execute and deliver such further instruments and take such further actions as reasonably may be required to carry out the purposes of this Lease.

Section 12.10.Dispute Resolution; Mediation. The parties hereto shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Lease promptly by negotiations between the parties or through mediation as provided in this Section 12.10.

(a)If a controversy or claim should arise, William T. Powell, Jr. of the Foundation (the "Authorized Foundation Representative") and J. Hugh Bingham of the Company (the "Authorized Company Representative"), or their respective successors in the positions they now hold (the "Authorized Foundation Representative" and the "Authorized Company Representative" are hereinafter sometimes referred to collectively as the " Authorized Representatives"), will meet at least once and will attempt to resolve the matter. Either Authorized Representative may request the other to meet within fourteen (14) days for this purpose at a mutually agreed time and place.

(b)If the matter has not been resolved within twenty (20) days of their first meeting, the Authorized Representatives shall refer the matter to senior executives, who shall have authority to settle the dispute (the "Senior Executives"). For purposes of this Lease, the term "Senior Executives" shall mean: (i) with respect to the Foundation, an officer or director of the Foundation recognized or designated as senior to the Authorized Foundation Representative, and (ii) with respect to the Company, a vice president or higher ranking executive of the Company recognized or designated by the Company as senior to the Authorized Company Representative. Thereupon, the Authorized Representatives promptly shall prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place, and attaching relevant documents. The Senior Executives shall meet for negotiations within fourteen (14) days of the end of the twenty (20) day period referred to above, at a mutually agreed time and place.

(c)If the matter has not been resolved within thirty (30) days of the meeting of the Senior Executives, the parties shall attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes (Revised 1991) or such other mediation procedures to which the parties mutually agree.

(d)If the matter has not been resolved pursuant to the aforesaid mediation procedure within sixty (60) days of the commencement of such procedure, or if either party will not participate in mediation, either party may initiate litigation.

(e)All periods of time specified in this Section 12.10 may be extended by mutual agreement.

(f)The procedures specified in this Section 12.10 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Lease; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if, in its sole judgment, such action is necessary to avoid irreparable damage. Despite such action, the parties shall continue to participate in good faith in the procedures specified in this Section 12.10. All applicable statutes of limitation shall be tolled while the procedures specified in this Section
12.10 are pending. The parties shall take such action, if any, required to effectuate such tolling.

Section 12.11.Governing Law; Venue. This Lease shall be performed in the State and the Foundation and the Company agree, notwithstanding the principles of conflicts of law, that the internal laws of the State shall govern and control the validity, interpretation, performance, and enforcement of this Lease. Further, the Foundation and the Company agree that any action relating to this Lease shall be instituted and prosecuted in the courts of Lenoir County; and the Foundation and the Company each consent to the jurisdiction of said courts and waive any right or defense relating to such jurisdiction and venue.

Section 12.12.Integration. This Lease (which includes the Exhibits hereto) supersedes all prior negotiations, agreements, and understandings between the parties hereto with respect to the subject matter hereof, including, without limitation, all prior negotiations, agreements, and understandings, by, between, or among the parties hereto, the Airport Sponsors, and/or the Authority, with respect to the subject matter hereof; and this Lease (which includes the Exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

Section 12.13.Amendments, Changes and Modifications. This Lease may not be amended, changed, modified, altered, or terminated by the Foundation and/or the Company except as provided for herein or by an agreement in writing signed by both the Foundation and the Company and accepted by the Bank or the agent for the Beneficial Holders of the Notes.

Section 12.14.Severability. In the event that any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof; but this Lease shall remain in full force and effect and shall be construed and enforced as if such invalid or unenforceable provision had not been contained herein.
Section 12.15.Partial Invalidity. In the event that any court of competent jurisdiction shall determine that any term or provision, or any part thereof, of this Lease is in violation of law, for any reason, then this Lease, excluding such term, provision, or part thereof determined to be in violation of law, shall be deemed to be the agreement of the parties hereto.

Section 12.16.Multiple Counterparts. This Lease may be executed in any number of counterparts, each of which shall be regarded for all purposes as an original, and all such counterparts shall constitute but one and the same instrument; and the parties hereto, severally, acknowledge receipt of one such counterpart, agree that the counterparts hereof are identical, and further agree that any counterpart shall be admissible in any proceeding, legal or otherwise, without the production of any other such counterpart.

Section 12.17.Benefit of and Enforcement by the Bank or Agent for the Beneficial Holders of the Notes. The Foundation and the Company agree that this Lease is executed in part to induce the loan by the Bank evidenced by the Notes and for the further securing of the Notes and, accordingly, all covenants and agreements on the part of the Foundation and the Company as to the amounts payable hereunder hereby are declared to be for the benefit of the Beneficial Holders of the Notes and may be enforced by or on behalf of the Bank or agent for the Beneficial Holders of the Notes.

Section 12.18.Nondisturbance and Attornment. Anything in this Lease to the contrary notwithstanding, in the event that the Foundation's Leasehold is terminated for any reason whatsoever, including, without limitation, default under the Long-Term Lease, the Loan Agreement, or any document executed by the Foundation in connection with the Loan Agreement, the Company agrees to recognize the successor to the Foundation, including, without limitation, the Authority, as landlord under this Lease; and the Company shall make all payments to such successor, including, without limitation, the Authority, and shall perform all its obligations hereunder to the same extent as if such successor, including, without limitation, the Authority, were the named lessor herein. The provisions of this Section 12.18 are being made for the benefit of the Authority, the Bank, and the Beneficial Holders of the Notes and may not be amended, changed, modified, altered, or terminated by the Foundation and/or the Company without the consent of the Authority and the Bank or agent for the Beneficial Holders of the Notes.

Section 12.19.Memorandum of Lease.

(a)This Lease shall not be recorded except upon the express written consent of both the Foundation and the Company, and a memorandum of lease substantially in the form in Exhibit L hereto shall be utilized for recording. The parties hereto recognize and agree that, following the Date of Beneficial Occupancy, an amended memorandum of lease, substantially in the form of Exhibit L hereto, shall be prepared and filed to record the actual dates of commencement and termination of this Lease.

(b)In the event of termination of this Lease prior to the date of termination indicated in the aforesaid memorandum of lease or amended memorandum of lease, the Company shall make, execute, and deliver to the Foundation immediately upon request therefor an instrument in proper form for recordation in the office where the aforesaid memorandum of lease or amended memorandum of lease is recorded evidencing such termination. In the event that the Company shall not make, execute, and deliver such instrument to the Foundation, the Company shall be responsible for and hereby agrees to pay to the Foundation the reasonable and actual attorneys' fees and other actual costs incurred by the Foundation in taking such legal action as the Foundation may deem to be necessary, appropriate, or advisable to obtain confirmation of record by judicial action or otherwise of the termination of this Lease as well as in enforcing collection of such fees and costs.

IN WITNESS WHEREOF, the Foundation and the Company have caused this Lease to be executed in their respective corporate names by their respective Presidents or Vice Presidents, and attested by their respective Secretaries or Assistant Secretaries, and their respective corporate seals to be affixed hereunto, all by order of their respective Boards of Directors first duly given, and with the intent to be legally bound thereby, all done as of the day and year first above written.

GLOBAL TRANSPARK FOUNDATION, INC.


By:C. FELIX HARVEY
C. Felix Harvey
President
ATTEST:

WILLIAM T. POWELL, JR.
William T. Powell, Jr.
Assistant Secretary


[CORPORATE SEAL]

MOUNTAIN AIR CARGO, INC.


By:J. HUGH BINGHAM
J. Hugh Bingham
Executive Vice President
ATTEST:

JOHN J. GIOFFRE
John J. Gioffre
Secretary

[CORPORATE SEAL]
STATE OF NORTH CAROLINA
COUNTY OF LENOIR

I, ANNE C. STAPLEFORD                     , a Notary Public in and for said
County and State, do hereby certify that on the 16TH   day of NOV.   , 1995,
before me personally appeared C. FELIX HARVEY with whom I am personally acquainted, who, being by me duly sworn, says that he is President and that WILLIAM T. POWELL, JR. is an Assistant Secretary of GLOBAL TRANSPARK FOUNDATION, INC., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by said President; that said President and said Assistant Secretary subscribed their names thereto and said common seal was affixed, all by order of the Board of Directors of said corporation; and that said instrument is the act and deed of said corporation.

WITNESS my hand and notarial seal, this the 16TH day of NOVEMBER      , 1995.



ANNE C. STAPLEFORD
  Notary Public


ANNE C. STAPLEFORD
    (Printed Signature)


My Commission Expires:  MY COMMISSION EXPIRES 7/14/98



[Notarial Seal]

STATE OF NORTH CAROLINA
COUNTY OF LINCOLN

I, JOY S. HANSLEY                            , a Notary Public in and for said
County and State, do hereby certify that on the 9       day of NOV.  , 1995,
before me personally appeared J. HUGH BINGHAM with whom I am personally acquainted, who, being by me duly sworn, says that he is Executive Vice President and that JOHN J. GIOFFRE is Secretary of MOUNTAIN AIR CARGO, INC., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by said Executive Vice President; that said Executive Vice President and said Secretary subscribed their names thereto and said common seal was affixed, all by order of the Board of Directors of said corporation; and that said instrument is the act and deed of said corporation.

WITNESS my hand and notarial seal, this the 9    day of NOVEMBER         ,
1995.



JOY S. HANSLEY
  Notary Public


JOY S. HANSLEY
    (Printed Signature)


My Commission Expires:  4/4/2000



[Notarial Seal]




92-0476(L)-WSMAIN/123905.21
EXHIBIT A

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________


Survey Map Showing the Premises

EXHIBIT A-A

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel A

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR 1581) marked by an existing iron pipe, which point is located the following course and distance from North Carolina Geodetic Survey Monument "Vacant 1967," said monument having North Carolina Grid Coordinates of N = 577,680.609 and E = 2,416,154.505: North 24 47' 22" East 1010.23 feet. Thence from said point of beginning so located, North 49 41' 53" West 221.38 feet to a point; thence North 22 26' 30" West 37.93 feet to a point; thence North 40 18' 06" East
137.67 feet to a point; thence South 29 18' 43" East 102.92 feet to a point; thence North 85 18' 10" East 49.38 feet to a point; thence South 49 41' 53" East 25.08 feet to a point; thence North 40 18' 10" East 14.39 feet to a point; thence South 49 41' 59" East 29.09 feet to a point; thence along and with a curve to the right having a delta angle of 20 30' 00", a radius of
149.00 feet, a tangent of 26.94 feet, and an arc length of 53.31 feet, a chord bearing and distance of South 39 26' 57" East 53.03 feet to a point; thence South 29 12' 04" East 20.88 feet to a point; thence along and with a curve to the right having a delta angle of 90 31' 10", a radius of 40.00 feet, a tangent of 40.36 feet, and an arc length of 63.19 feet, a chord bearing and distance of South 16 03' 31" West 56.82 feet to a point; thence South 28 40' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 61 19' 08" West
102.45 feet to the point of beginning.
EXHIBIT A-B

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel B

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East
1010.23feet and North 61 19' 08" East 102.45feet. Thence from said point of beginning so located, North 28 40' 52" West 12.00feet to a point; thence along and with a curve to the left having a delta angle of 90 31' 10", a radius of 40.00feet, a tangent of 40.36feet, and an arc length of 63.19feet, a chord bearing and distance of North 16 03' 31" East 56.82feet to a point; thence North 29 12' 04" West 20.88feet to a point; thence along and with a curve to the left having a delta angle of 20 30' 00", a radius of 149.00feet, a tangent of 26.94feet, and an arc length of 53.31feet, a chord bearing and distance of North 39 26' 57" West 53.03feet to a point; thence North 49 41' 59" West 29.09feet to a point; thence South 40 18' 10" West 14.39feet to a point; thence North 49 41' 53" West 25.08feet to a point; thence South 85 18' 10" West 49.38feet to a point; thence North 29 18' 43" West 102.92feet to a point; thence North40 18' 06" East 416.96feet to a point; thence South 49 41' 52" East 183.17feet to a point; thence South 40 18' 06" West 37.00feet to a point; thence South 49 42' 08" East 14.33feet to a point; thence South 40 18' 06" West 100.04feet to a point; thence South 49 41' 45" East 15.00feet to a point; thence South 40 18' 06" West 34.92feet to a point; thence North 49 41' 53" West 15.00feet to a point; thence South 40 18' 06" West 100.04 feet to a point; thence North 49 41' 53" West 47.50feet to a point; thence South 40 18' 09" West 80.50feet to a point; thence along and with a curve to the left having a delta angle of 89 59' 49", a radius of 25.00feet, a tangent of 25.00feet, and an arc length of 39.27feet, a chord bearing and distance of South 04 41' 54" East 35.36feet to a point; thence South 49 41' 54" East 10.57feet to a point; thence along and with a curve to the right having a delta angle of 20 20' 16", a radius of 175.00feet, a tangent of 31.65feet, and an arc length of 62.61feet, a chord bearing and distance of South 39 26' 57" East 62.28feet to a point; thence South 29 11' 57" East 21.84feet to a point; thence along and with a curve to the left having a delta angle of 89 28' 56", a radius of 40.00feet, a tangent of 39.64feet, and an arc length of 62.47feet, a chord bearing and distance of South 73 56' 21" East 56.31feet to a point; thence South 28 40' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 61 19' 08" West 106.00 feet to the point of beginning.
EXHIBIT A-C

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel C

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E= 2,416,154.505: North 24 47' 22" East
1010.23feet and North 61 19' 08" East 208.45 feet. Thence from said point of beginning so located, North 28 40' 52" West 12.00feet to a point; thence along and with a curve to the right having a delta angle of 89 28' 56", a radius of 40.00feet, a tangent of 39.64feet, and an arc length of 62.47feet, a chord bearing and distance of North 73 56' 21" West 56.31feet to a point; thence North 29 11' 57" West 21.84feet to a point; thence along and with a curve to the left having a delta angle of 20 20' 16", a radius of 175.00feet, a tangent of 31.65feet, and an arc length of 62.61feet, a chord bearing and distance of North 39 26' 57" West 62.28feet to a point; thence North 49 41' 54" West 10.57feet to a point; thence along and with a curve to the right having a delta angle of 89 59' 49", a radius of 25.00feet, a tangent of 25.00feet, and an arc length of 39.27feet, a chord bearing and distance of North 04 41' 54" West 35.36feet to a point; thence North 40 18' 09" East 80.50feet to a point; thence South 49 41' 53" East 47.50feet to a point; thence North 40 18' 06" East 100.04feet to a point; thence South 49 41' 53" East 15.00feet to a point; thence North 40 18' 06" East 34.92feet to a point; thence North 49 41' 45" West 15.00feet to a point; thence North 40 18' 06" East 100.04 feet to a point; thence North 49 42' 08" West 14.33feetto a point; thence North 40 18' 06" East 37.00feet to a point; thence South 49 41' 52" East 239.57feet to a point; thence along and with a curve to the right having a delta angle of 111 52' 48", a radius of 30.00feet, a tangent of 44.38feet, and an arc length of 58.58feet, a chord bearing and distance of South 06 14' 38" West 49.71feet to a point; thence South 27 48' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 271.16 feet to a point in the centerline of John Mewborne Road marked by an existing iron pipe; thence continuing along and with the centerline of John Mewborne Road South 61 19' 08" West 85.85feet to the point of beginning.
EXHIBIT A-D

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel D

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E= 2,416,154.505: North 24 47' 22" East
1010.23feet, North 61 19' 08" East 294.30feet, and North 62 11' 08" East
363.84feet. Thence from said point of beginning so located, North 27 48' 52" West 12.00feet to a point; thence along and with a curve to the right having a delta angle of 68 07' 15", a radius of 30.00feet, a tangent of 20.28feet, and an arc length of 35.67feet, a chord bearing and distance of North 83 45' 28" West 33.60feet to a point; thence North 49 41' 52" West 260.16feet to a point; thence North 40 18' 05" East 367.02feet to a point; thence South 49 41' 53" East 440.80feet to a point in the centerline of John Mewborne Road marked by a new iron pipe; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 380.06feet to the point of beginning.
EXHIBIT A-E

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel E

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East
1010.23feet, North 61 19' 08" East 294.30feet, and North 62 11' 08" East
271.16feet. Thence from said point of beginning so located, North 27 48' 52" West 12.00feet to a point; thence along and with a curve to the left having a delta angle of 111 52' 48", a radius of 30.00feet, a tangent of 44.38feet, and an arc length of 58.58feet, a chord bearing and distance of North 06 14' 38" East 49.71 feet to a point; thence North 49 41' 52" West 422.74feet to a point; thence North 40 18' 06" East 26.00feet to a point; thence South 49 41' 52" East 457.28feet to a point; thence along and with a curve to the left having a delta angle of 68 07' 15", a radius of 30.00feet, a tangent of 20.28feet, and an arc length of 35.67feet, a chord bearing and distance of South 83 45' 28" East 33.60feet to a point; thence South 27 48' 52" East 12.00feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 92.68feet to the point of beginning.
EXHIBIT B

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________



References to Specifications and Drawings
EXHIBIT B-1

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________


First Floor Plan/
Dimensioned Plan
Project Number 2518.000 Date 4.10.95
Sheet Number A2.01.1
Odell Associates, Inc. Charlotte, NC
EXHIBIT B-2

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________


Second Floor Plan/
Dimensioned Plan
Project Number 2518.000 Date 4.10.95
Sheet Number A2.03.1
Odell Associates, Inc. Charlotte, NC
EXHIBIT B-3

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________


Mezzanine Floor Plan/
Dimensioned Plan
Project Number 2518.000 Date 4.10.95
Sheet Number A2.04.1
Odell Associates, Inc. Charlotte, NC
EXHIBIT B-4

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________




NCGTP-Mountain Air Cargo Hangar
Square Footage Calculation
24-Aug-95

                               Total      Common   MAC      NCGTP
Ground Floor                   Area       Area

Hangar/Offices/Shop            46,647.5     456   46,191.5    0
Door Pockets                    1,131.5      0     1,131.5    0
Entrance Lobby-including Elev.,
 Elev. Machine Rm., Stair #2      525       525        0      0
Sub-Total                      48,304       981   47,323.0    -
Second Floor

Offices/Classrooms/Others      13,513    1,697.0   6,015.0  5,801.0

Mezzanine**

Stairs/Corridor/Mechanical      2,700      900         0    1,800
 Storage

Total                          64,517    3,578.0 53,338.0  7,601.0

                                         5.55%    82.67%   11.78%   100%

**Note: There is an additioanl 10,000 SF on the mezzanine level which is available for lease as storage space.

EXHIBIT C

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________



Additional Parcel Subject to Right of First Refusal

Parcel G

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point which is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East 1,010.23feet, North 61 19' 08" East 294.30feet, North 62 11'
8" East 743.91feet and North 49 41' 53" West 440.80feet to the point of beginning. Thence from this point of beginning so located continuing North 49 41' 53" West 197.11feet to a point; thence South 40 18' 06" West 185.01 Feet to a point; thence South 49 41' 52" East 197.12feet to a point; thence North 40 18' 05" East 367.02feet to the point of beginning.

EXHIBIT D

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________


Additional Space Subject to Option to Lease

The additional space subject to option pursuant to Section3.2(c), of the Lease to which this ExhibitD is attached, consist of those areas shown in the color yellow on ExhibitB-2 to the Lease (being in the aggregate approximately five thousand eight hundred (5,800) square feet), together with use of the common-use areas shown in the color green on ExhibitsB-1, B-2 and B-3 to the Lease; excluding, however, the additional ten thousand(10,000) square feet of space on the mezzanine level which is suitable only for storage space.

EXHIBIT E

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________



 Environmental and Safety Requirements


Compliance with Environmental and Safety Requirements.

(a)Compliance by the Company. The Company, in conducting or controlling any activity on the Leased Property, including, without limitation, any environmental, assessment, response, removal, or remedial activities, shall comply with all applicable local, State, or Federal environmental rules, regulations, statutes, laws or orders (collectively, "Environmental and Safety Requirements"), including but not limited to Environmental and Safety Requirements regarding the generation, treatment, storage, use, and disposal of "hazardous materials" or "special wastes" and regarding releases or threatened releases of hazardous materials or special wastes to the environment. For purposes of this Lease, the term "Environmental and Safety Requirements" shall mean all Federal, State, and local statutes, regulations, ordinances, similar provisions having the force or affect of law, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution and protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup or any hazardous or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos-containing materials, presumably asbestos-containing materials, polybiphenyls, noise, or radiation.

The Company agrees to ensure that the Facilities are designed, constructed, operated and maintained in a manner that avoids or minimizes environmental impact through appropriate preventive measures and complies with all Federal, State and local environmental requirements.

The Company shall indemnify the Foundation for penalties incurred by the Foundation as a result of the release or threatened release by the Company, or any person or entity acting on behalf of, or under control of the Company, of any pollutant or contaminant from the Leased Property.

The Company shall conduct all necessary environmental monitoring pertaining to Company construction, operation, and maintenance activities to ensure compliance with standards set by appropriate environmental laws regulations, orders, decrees, ordinances, and permits. Records of measurements shall be retained and available for inspection. The Company shall provide to the Foundation, upon request of the Foundation, copies of all environmental data collected by, or on behalf of, the Company and in any way related to the Leased Property.
The Company shall acquire all necessary Federal, State and local environmental and operating permits and comply with all applicable Federal and State environmental permit requirements, related to its use, occupancy, alterations, or modifications to the facility.

In the case of a release, spill, or leak or threat of any of the foregoing, as a result of Company construction, preparation and maintenance activities, the Company immediately shall report the occurrence thereof and proceed to control, abate, assess, remediate, as may be applicable, the contaminated media to applicable Federal, State, and local standards.

(b)Review of Environmental Documents. The Company, at the request of the Foundation, shall make available for inspection and copying at the Foundation's expense, upon reasonable notice and at reasonable times, any or all of the documents and materials that the Company has prepared pursuant to any Environmental and Safety Requirement or submitted to any governmental agency or otherwise under its control. If there is an Environmental and Safety Requirement to file any notice or report of a release or threatened release of hazardous materials, special wastes, or other regulated materials on, under, or about the Leased Property, the Company shall provide a copy of such report or notice to the Foundation.

(c) Access for Environmental Inspection. The Foundation shall have a right of access to the Leased Property and to any of the improvements thereon with prior notice, reasonable under the circumstances as to time and means, to inspect the same to confirm that the Company is using the leased facilities in accordance with the Environmental and Safety Requirements. The Company shall conduct such testing and analysis as is necessary to ascertain whether the Company is using the leased facilities in compliance with all Environmental and Safety Requirements. Such right of access to inspect shall be exercised in a reasonable manner so as to cause the minimum reasonable interruption of or interference with the operations of the Company. Any such tests shall be conducted by qualified independent experts chosen by the Company and subject to the reasonable approval of the Foundation. Copies of reports from any such testing shall be provided to the Foundation.

(d)Duty to Notify Foundation. In the event of a release or threatened release of hazardous materials, or special wastes, or other regulated materials, to the environment relating to or arising out of the Company's use or occupancy of the Leased Property, or in the event any claim, demand, action or notice is made against the Company with regard to the Company's failure or alleged failure to comply with any Environmental and Safety Requirements, the Company immediately shall notify the Foundation in writing and shall provide the Foundation with copies of any written claims, demands, notices or actions so made.

(e)Environmental Remediation. The Company shall undertake any action as is necessary to, assess, remove, or remedy hazardous materials, special wastes, or other regulated materials, and any other environmental contamination discovered or existing on or under the Leased Property, whether or not introduced by or caused by the Company or any person or entity under control of the Company, as is necessary to protect the public health and safety and the environment from actual or potential harm and to bring the Leased Property into compliance with all applicable Environmental and Safety Requirements in effect as of the date thereof.

All work to bring the Leased Property into compliance with all applicable Environmental and Safety Requirements shall be performed at the Company's expense after the Company submits any necessary applications and receives appropriate approvals. Specific cleanup levels for any environmental remediation work shall be designed to comply with applicable requirements under Federal, State, and local statutes, regulations, ordinances, rules, and guidelines. In the event that the Foundation is named in any enforcement action or lawsuit by any party in connection with the environmental condition of the Leased Property, the Company shall indemnify the Foundation for any costs, fines, or damages that might be assessed against the Foundation and occasioned by the Company's use of the Leased Property.

(f)Environmental and Safety Requirements for Operation and Maintenance.

(1) Maintenance Activities and Fueling. All underground storage tanks, pipelines and any other underground metallic structures installed by the Company on or at the Leased Property shall comply when installed, and shall be maintained in compliance, with all applicable Federal, State, and local statutes, regulations, ordinances, rules, and guideline. Airport officials shall be notified of any removal, addition, or modification of underground tanks, piping and other metallic structures.

The Company shall be responsible for all containment, recycling, treatment, and disposal of all fuel spills associated with Company operations using "Best Management Practices." The Company shall make all "best efforts" to reuse or recycle recovered fuel For small spills, the Company shall use adsorbents suitable for cement kiln combustion. A spill prevention containment and control plan shall be prepared and submitted according to Federal and State requirements.

Fuel storage tanks shall either be installed above ground, according to appropriate Federal and State requirements, or underground within an open concrete vault to allow for tank inspection. Underground storage tanks shall comply with EPA regulations cited in 40 CFR Part 280 and with NC UST regulations cited in 15A NCAC 2N.

(2) Water Conservation. The Company agrees to consider the use of reclaimed water for compatible water use activities including watering of exterior landscaping. The Company shall connect to the reclaimed water system within sixty (60) days of availability of the reclaimed water in the event it decides to make use of such water.

(3) Air Emission Controls. The Company shall obtain all necessary air emission control and operating permits associated with operation and maintenance of the Leased Property including, without limitation, the design and construction of any facilities to be constructed by the Company in or on the Leased Property.

(4) Water Pollution Control. The Company shall obtain all necessary permits under NPDES (National Pollutant Discharge Elimination System) stormwater regulations (40 CFR Part 122-124) and industrial and sanitary pretreatment requirements.

The Company shall comply with all Federal and State water pollution control requirements. At the request of the Foundation, the Company shall release to the Foundation any data collected by or on behalf of the Company relating to water quality monitoring.

EXHIBIT F

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

Avigation Easement


AVIGATION EASEMENT: Grantor, for itself, its successors, and assigns, for the benefit of the public in its use of the Kinston Regional Jetport, hereby reserves and retains a right of flight in the airspace above the tract or parcel of land described on ExhibitA hereto for the passage of aircraft operated in a non-negligent manner overflying, landing at, or taking off from, the Kinston Regional Jetport, together with the right to cause to emanate from such aircraft upon such land and any improvements thereon, and in the air space above such land, such noise as may now or hereafter be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport.

Without in anyway derogating from the generality of the foregoing paragraph, the Grantor, for itself, its successors, and assigns, hereby reserves and retains an avigation easement over the tract or parcel of land described on ExhibitA hereto for the purpose of establishing, constructing, maintaining, and operating one or more air navigation systems or instrument landing systems of a kind now in use, or hereafter devised for use, at or in connection with the Kinston Regional Jetport; such avigation easement reserves to and retains in Grantor, it successors, and assigns, for the benefit of the public in its use of such airport, certain rights and privileges, and denies to Grantee, its successors, and assigns, certain rights and privileges, as follows:

1.Grantee, its successors, and assigns, shall not hereafter erect, or permit the erection, or growth of, any structure, tree, or other object on any portion of the tract or parcel of land described on ExhibitA hereto which lies within any enroute flight area, clear zone approach area, transitional area, or any other areas designated by application, from time to time, of the criteria of the Federal Aviation Administration, or its successor agency in function, over which any air navigation or instrument landing system may now or hereafter be in service, required, convenient, or advisable for effective and safe operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, to a height above the ground which would interfere with, or present a safety hazard to, aircraft overflying landing at, or taking off from, the Kinston Regional Jetport, or otherwise as may be required by, or recommended in, any statute, regulation, or agreement applicable to the Kinston Regional Jetport.

2.Grantor, itself and its successors, and assigns, and their agents, servants, and employees shall have a continuing right and easement: (a)to take any action necessary to prevent the erection, or growth, of any structure, tree, or other object into the airspace referred to in Paragraph1 above, above such land, designated as a part of any such air navigation or instrument landing system, and to remove from such airspace, or mark and light as obstructions to air navigation, any and all structures, trees, or other objects that may at any time, or from time to time, project or extend above such land and into such airspace, together with a right of ingress to, egress from, and passage over such land for such purposes; and (b)to cut at any time, or from time to time, to a level measured twelve(12) inches above the ground any and all trees growing, or which may grow, upon such land and, at the election of Grantor, its successors and assigns, to leave such trees so cut upon such land or to remove them and to sell such trees. The proceeds of the sale of such trees, after deducting the costs of cutting and removal, shall be paid to Grantee, its successors and assigns; and for such purpose, Grantor, for itself, its successors, and assigns hereby reserves and retains the right of ingress to and egress from, and passage over such land. In the exercise of its right hereunder, Grantor, its successors, and assigns, shall not be responsible or liable for loss or cost of any structure, tree, or other object so removed or prevented from being erected or growing, except that Grantee, its successors, and assigns, shall be entitled to the net sales price for any trees removed as provided above; provided, however, Grantor shall be responsible and liable for any damage to such land and any improvements thereon caused by the exercise of its rights reserved hereunder to the extent that such damage shall exceed the normal damage incident to the exercise of such rights.

Grantor, its successors and assigns, shall hold this avigation easement and all rights reserved or retained herein until Kinston Regional Jetport shall be abandoned and shall cease to be used for purposes of a public airport.

This avigation easement and rights reserved and retained herein shall run with the land, and any portion of such land, which lies beneath the airspace referred to herein shall be the servient tenement and the Kinston Regional Jetport shall be the dominant tenement.

By its acceptance of the conveyance of the property conveyed herein, Grantee, for itself and its successors, and assigns, hereby releases Grantor, its successors, and assigns, from any and all claims, liabilities, or causes of actions that it has or it or they will have against Grantor, its successors, and assigns, on account of noise emanating upon the property conveyed herein and any improvements thereon which may now or hereafter may be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, as well as any claim, liability, or cause of action for inverse condemnation arising out of the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport.

EXHIBIT G

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

FEDERAL AIRPORT ASSURANCES
Airport Sponsors


A.General.

1.These assurances shall be complied with in the performance of grant agreements for airport development, airport planning, and noise compatibility program grants for airport sponsors.

2.These assurances are required to be submitted as part of the project application by sponsors requesting funds under the provisions of Title49, U.S.C., subtitleVII, as amended. As used herein, the term "public agency sponsor" means a public agency with control of a public-use airport; the term "private sponsor" means a private owner of a public-use airport; and the term "sponsor" includes both public agency sponsors and private sponsors.

3.Upon acceptance of the grant offer by the sponsor, these assurances are incorporated in and become part of the grant agreement.

B.Duration and Applicability.

1.Airport development or Noise Compatibility Program Projects Undertaken by a Public Agency Sponsor. The terms, conditions and assurances of the grant agreement shall remain in full force and effect throughout the useful life of the facilities developed or equipment acquired for an airport development or noise compatibility program project, or throughout the useful life of the project items installed within a facility under a noise compatibility program project, but in any event not to exceed twenty (20) years from the date of acceptance of a grant offer of Federal funds for the project. However, there shall be no limit on the duration of the assurance against exclusive rights or the terms, conditions and assurances with respect to real property acquired with Federal funds. Furthermore, the duration of the Civil Rights assurance shall be specified in the assurances.

2.Airport Development or Noise Compatibility Projects Undertaken by a Private Sponsor. The preceding paragraph1 also applies to a private sponsor except that the useful life of project items installed within a facility or the useful life of the facilities developed or equipment acquired under an airport development or noise compatibility program project shall be no less than ten
(10) years from the date of acceptance of Federal aid for the project.

3.Airport Planning Undertaken by a Sponsor. Unless otherwise specified in the grant agreement, only Assurances1, 2, 3, 5, 6, 13, 18, 30, 32, 33, and 34 in sectionC apply to planning projects. The terms, conditions and assurances of the grant agreement shall remain in full force and effect during the life of the project.

C.Sponsor Certification. The sponsor hereby assures and certifies, with respect to this grant that:

1.General Federal Requirements. It will comply with all applicable Federal laws, regulations, executive orders, policies, guidelines, and requirements as they relate to the application, acceptance and use of Federal funds for this project including but not limited to the following:

Federal Legislation
a.Title49, U.S.C., subtitleVII, as amended.
b.Davis-Bacon Act - 40 U.S.C.276(a), et seq.1 c.Federal Fair Labor Standards Act - 29 U.S.C.201, et seq.
d.Hatch Act - 5 U.S.C.1501, et seq.2
e.Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970 - 42 U.S.C.4601, et seq.1 2
f.National Historic Preservation Act of 1966 - Section106 - 16 U.S.C.470(f).1 g.Archeological and Historic Preservation Act of 1974 - 16 U.S.C.469 through 469c.1
h.Flood Disaster Protection Act of 1973 - Section102(a) - 42 U.S.C.4012a.1 i.Rehabilitation Act of 1973 - 29 U.S.C.794.
j.Civil Rights Act of 1964 - TitleVI - 42 U.S.C.2000d through d-4.
k.Age Discrimination Act of 1975 - 42 U.S.C.6101, et seq.
l.Architectural Barriers Act of 1968 - 42 U.S.C.4151, et seq.1
m.Powerplant and Industrial Fuel Use Act of 1978 - Section403 - 2 U.S.C.8373.1 n.Contract Work Hours and Safety Standards Act - 40 U.S.C.327, et seq.1 o.Copeland Antikickback Act - 18 U.S.C.874.1
p.National Environmental Policy Act of 1969 - 42 U.S.C.4321, et seq.1 q.Endangered Species Act - 16 U.S.C.668(a), et seq.1
r.Single Audit Act of 1984 - 31 U.S.C.7501, et seq.2 s.Drug-Free Workplace Act of 1988 - 41 U.S.C.702 through 706.

Executive Orders

Executive Order12372 - Intergovernmental Review of Federal Programs.
Executive Order11246 - Equal Employment Opportunity1
Executive Order12699 - Seismic Safety of Federal and Federally Assisted New Building Construction1
Federal Regulations
a.49 CFR Part18 - Uniform administrative requirements for grants and cooperative agreements to state and local governments.3
b.49 CFR Part21 - Nondiscrimination in federally-assisted programs of the Department of Transportation - effectuation of TitleVI of the Civil Rights Act of 1964.
c.49 CFR Part23 - Participation by minority business enterprise in Department of Transportation programs.
d.49 CFR Part24 - Uniform relocation assistance and real property acquisition for Federal and federally assisted programs.1 2
e.49 CFR Part27 - Nondiscrimination on the basis of handicap in programs and activities receiving or benefitting from Federal financial assistance.1
f.49 CFR Part29 - Governmentwide debarment and suspension (non-procurement and governmentwide requirements for drug-free workplace (grants).
g.49 CFR Part30 - Denial of public works contracts to suppliers of goods and services of countries that deny procurement market access to U.S. contractors.
h.29 CFR Part1 - Procedures for predetermination of wage rates.1
i.29 CFR Part3 - Contractors and subcontractors on public building or public _________ financed in whole or part by loans or grants from the United States.1
j.29 CFR Part5 - Labor standards provisions applicable to contracts covering federally financed and assisted construction (also labor standards provisions applicable to nonconstruction contracts subject to the Contract Work Hours and Safety Standards Act).1
k.41 CFR Part60 - Office of Federal Contract Compliance Programs, Equal Employment Opportunity, Department of Labor (Federal and federally assisted contracting requirements).1
l.14 CFR Part150 - Airport noise compatibility planning.
m.49 CFR Part41 - Seismic safety of Federal and federally assisted or regulated new building construction.1
n.49 CFR Part20 - New restrictions on lobbying.

Office of Management and Budget Circulars a.A-87 - Cost Principles Applicable to Grants and Contracts with State and Local Governments.
b.A-128 - Audits of State and Local Governments.

1 These laws do not apply to airport planning sponsors.
2 These laws do not apply to private sponsors.
3 49 CFR Part18 and OMB Circular A-87 contain requirements for State and Local Governments receiving Federal assistance. Any requirement levied upon State and Local Governments by this regulation and circular shall also be applicable to private sponsors receiving Federal assistance under the Airport and Airway Improvement Act of 1982, as amended.

Specific assurances required to be included in grant agreements by any of the above laws, regulations or circulars are incorporated by reference in the grant agreement.
2.Responsibility and Authority of the Sponsor.

a.Public Agency Sponsor: It has legal authority to apply for the grant, and to finance and carry out the proposed project; that a resolution, motion or similar action has been duly adopted or passed as an official act of the applicant's governing body authorizing the filing of the application, including all understandings and assurances contained therein, and directing and authorizing the person identified as the official representative of the applicant to act in connection with the application and to provide such additional information as may be required.

b.Private Sponsor: It has legal authority to apply for the grant and to finance and carry out the proposed project and comply with all terms, conditions, and assurances of this grant agreement. It shall designate an official representative and shall in writing direct and authorize that person to file this application, including all understandings and assurances contained therein; to act in connection with this application; and to provide such additional information as may be required.

3.Sponsor Fund Availability. It has sufficient funds available for that portion of the project costs which are not paid by the United States. It has sufficient funds available to assure operation and maintenance of items funded under the grant agreement which it will own or control.

4.Good Title.

a.It holds good title, satisfactory to the Secretary, to the landing area of the airport or site thereof, or will give assurance satisfactory to the Secretary that good title will be acquired.

b.For noise compatibility program projects to be carried out on the property of the sponsor, it holds good title satisfactory to the Secretary to that portion of the property upon which Federal funds will be expended or will give assurance to the Secretary that good title will be obtained.

5.Preserving Rights and Powers.

a.It will not take or permit any action which would operate to deprive it of any of the rights and powers necessary to perform any or all of the terms, conditions, and assurances in the grant agreement without the written approval of the Secretary, and will act promptly to acquire, extinguish or modify any outstanding rights or claims of right of others which would interfere with such performance by the sponsor. This shall be done in a manner acceptable to the Secretary.

b.It will not sell, lease, encumber, or otherwise transfer or dispose of any part of its title or other interests in the property shown on ExhibitA to this application or, for a noise compatibility program project, that portion of the property upon which Federal funds have been expended, for the duration of the terms, conditions, and assurances in the grant agreement without approval by the Secretary. If the transferee is found by the Secretary to be eligible under the Airport and Airway Improvement Act of 1982 to assume the obligations of the grant agreement and to have the power, authority, and financial resources to carry out all such obligations, the sponsor shall insert in the contract or document transferring or disposing of the sponsor's interest, and make binding upon the transferee of all of the terms, conditions, and assurances contained in this grant agreement.

c.For all noise compatibility program projects which are to be carried out by another unit of local government or are on property owned by a unit of local government other than the sponsor, it will enter into an agreement with that government. Except as otherwise specified by the Secretary, that agreement shall obligate that government to the same terms, conditions, and assurances that would be applicable to it if it applied directly to the FAA for a grant to undertake the noise compatibility program project. That agreement and changes thereto must be satisfactory to the Secretary. It will take steps to enforce this agreement against the local government if there is substantial non-compliance with the terms of the agreement.

d.For noise compatibility program projects to be carried out on privately owned property, it will enter into an agreement with the owner of that property which includes provisions specified by the Secretary. It will take steps to enforce this agreement against the property owner whenever there is substantial non-compliance with the terms of the agreement.

e.If the sponsor is a private sponsor, it will take steps satisfactory to the Secretary to ensure that the airport will continue to function as a public-use airport in accordance with these assurances for the duration of these assurances.

f.If an arrangement is made for management and operation of the airport by any agency or person other than the sponsor or an employee of the sponsor, the sponsor will reserve sufficient rights and authority to insure that the airport will be operated and maintained in accordance with the Airport and Airway Improvement Act of 1982, the regulations and the terms, conditions and assurances in the grant agreement and shall insure that such arrangement also requires compliance therewith.

6.Consistency with Local Plans. The project is reasonably consistent with plans (existing at the time of submission of this application) of public agencies that are authorized by the State in which the project is located to plan for the development of the area surrounding the airport. For noise compatibility program projects, other than land acquisition, to be carried out on property not owned by the airport and over which property another agency has land use control or authority, the sponsor shall obtain from each such agency a written declaration that such agency supports the project and the project is reasonably consistent with the agency's plans regarding the property.

7.Consideration of Local Interest. It has given fair consideration to the interest of communities in or near where the project may be located.

8.Consultation with Users. In making a decision to undertake any airport development project under the Airport and Airway Improvement Act of 1982, it has undertaken reasonable consultations with affected parties using the airport at which project is proposed.

9.Public Hearings. In projects involving the location of an airport, an airport runway, or a major runway extension, it has afforded the opportunity for public hearings for the purpose of considering the economic, social, and environmental effects of the airport or runway location and its consistency with goals and objectives of such planning as has been carried out by the community and it shall, when requested by the Secretary, submit a copy of the transcript of such hearings to the Secretary. Further, for such projects, it has on its management board either voting representation from the communities where the project is located or has advised the communities that they have the right to petition the Secretary concerning a proposed project.

10.Air and Water Quality Standards. In projects involving airport location, a major runway extension, or runway location it will provide for the Governor of the state in which the project is located to certify in writing to the Secretary that the project will be located, designed, constructed, and operated so as to comply with applicable air and water quality standards, In any case where such standards have not been approved and where applicable air and water quality standards have been promulgated by the Administrator of the Environmental Protection Agency, certification shall be obtained from such Administrator. Notice of certification or refusal to certify shall be provided within sixty (60) days after the project application has been received by the Secretary.

11.Pavement Preventive Maintenance. With respect to a project approved after January1, 1995, for the replacement or reconstruction of pavement at the airport, it assures or certifies that it has implemented an effective airport pavement maintenance-management program and it assures that it will use such program for the useful life of any pavement constructed, reconstructed or repaired with Federal financial assistance at the airport. It will provide such reports on pavement condition and pavement management programs as the Secretary determines may be useful.

12.Terminal Development Prerequisites. For projects which include terminal development at a public airport, it has, on the date of submittal of the project grant application, all the safety equipment required for certification of such airport under section612 of the Federal Aviation Act of 1958 and all the security equipment required by rule or regulation, and has provided for access to the passenger enplaning and deplaning area of such airport to passengers enplaning and deplaning from aircraft other than air carrier aircraft.

13.Accounting System, Audit, and Recordkeeping Requirements.

a.It shall keep all project accounts and records which fully disclose the amount and disposition by the recipient of the proceeds of the grant, the total cost of the project in connection with which the grant is given or used, and the amount or nature of that portion of the cost of the project supplied by other sources, and such other financial records pertinent to the project. The accounts and records shall be kept in accordance with an accounting system that will facilitate an effective audit in accordance with the Single Audit Act of 1984.

b.It shall make available to the Secretary and the Comptroller General of the United States, or any of their duly authorized representatives, for the purpose of audit and examination, any books, documents, papers, and records of the recipient that are pertinent to the grant. The Secretary may require that an appropriate audit be conducted by a recipient. In any case in which an independent audit is made of the accounts of a sponsor relating to the disposition of the proceeds of a grant or relating to the project in connection with which the grant was given or used, it shall file a certified copy of such audit with the Comptroller General of the United States not later than six (6) months following the close of the fiscal year for which the audit was made.

14.Minimum Wage Rates. It shall include, in all contracts in excess of $2,000 for work on any projects funded under the grant agreement which involve labor, provisions establishing minimum rates of wages, to be predetermined by the Secretary of Labor, in accordance with the Davis Bacon Act, as amended (40 U.S.C.276a-276a-5), which contractors shall pay to skilled and unskilled labor, and such minimum rates shall be stated in the invitation for bids and shall be included in proposals or bids for the work.

15.Veteran's Preference. It shall include in all contracts for work on any project funded under the grant agreement which involve labor, such provisions as are necessary to insure that, in the employment of labor (except in executive, administrative, and supervisory positions), preference shall be given to Veterans of the Vietnam era and disable veterans as defined in Section515(c)(1) and (2) of the Airport and Airway Improvement Act of 1982. However, this preference shall apply only where the individuals are available and qualified to perform the work to which the employment relates. 16.Conformity to Plans and Specifications. It will execute the project subject to plans, specification, and schedules approved by the Secretary. Such plans, specifications, and schedules shall be submitted to the Secretary prior to commencement of site preparation, construction, or other performance under this grant agreement, and, upon approval of the Secretary, shall be incorporated into this grant agreement. Any modification to the approved plans, specifications, and schedules shall also be subject to approval of the Secretary, and incorporated into the grant agreement.

17.Construction Inspection and Approval. It will provide and maintain competent technical supervision at the construction site throughout the project to assure that the work conforms to the plans, specification, and schedules approved by the Secretary for the project. It shall subject the construction work on any project contained in an approved project application to inspection and approval by the Secretary and such work shall be in accordance with regulations and procedures prescribed by the Secretary. Such regulations and procedures shall require such cost and progress reporting by the sponsor or sponsors of such project as the Secretary shall deem necessary.

18.Planning Projects.  In carrying out planning projects:

a.It will execute the project in accordance with the approved program narrative contained in the project application or with the modifications similarly approved.

b.It will furnish the Secretary with such periodic reports as required pertaining to the planning project and planning work activities.

c.It will include in all published material prepared in connection with the planning project a notice that the material was prepared under a grant provided by the United States.

d.It will make such material available for examination by the public, and agrees that no material prepared with funds under this project shall be subject to copyright in the United States or any other country.

e.It will give the Secretary unrestricted authority to publish, disclose, distribute, and otherwise use any of the material prepared in connection with this grant.

f.It will grant the Secretary the right to disapprove the sponsor's employment of specific consultants and their subcontractors to do all or any part of this project as well as the right to disapprove the proposed scope and cost of professional services.

g.It will grant the Secretary the right to disapprove the use of the sponsor's employees to do all or any part of the project.

h.It understands and agrees that the Secretary's approval of this project grant or the Secretary's approval of any planning material developed as part of this grant does not constitute or imply any assurance or commitment on the part of the Secretary to approve any pending or future application for a Federal airport grant.

19.Operation and Maintenance.

a.It will suitably operate and maintain the airport and all facilities thereon or connected therewith, with due regard to climatic and flood conditions. Any proposal to temporarily close the airport for nonaeronautical purposes must first be approved by the Secretary. The airport and all facilities which are necessary to serve the aeronautical users of the airport, other than facilities owned or controlled by the United States, shall be operated at all times in a safe and serviceable condition and in accordance with the minimum standards as may be required or prescribed by applicable Federal, state and local agencies for maintenance and operation. It will not cause or permit any activity or action thereon which would interfere with its use for airport purposes.

In furtherance of this assurance, the sponsor will have in effect at all times arrangements for-
(1) Operating the airport's aeronautical facilities whenever required;
(2) Promptly marking and lighting hazards resulting from airport conditions, including temporary conditions; and
(3) Promptly notifying airmen of any condition affecting aeronautical use of the airport.

Nothing contained herein shall be construed to require that the airport be operated for aeronautical use during temporary periods when snow, flood or other climatic conditions interfere with such operation and maintenance. Further, nothing herein shall be construed as requiring the maintenance, repair, restoration, or replacement of any structure or facility which is substantially damaged or destroyed due to an act of God or other condition or circumstance beyond the control of the sponsor.

b.It will suitably operate and maintain noise compatibility program items that it owns or controls upon which Federal funds have been expended.

20.Hazard Removal and Mitigation. It will take appropriate action to assure that such terminal airspace as is required to protect instrument and visual operations to the airport (including established minimum flight altitudes) will be adequately cleared and protected by removing, lowering, relocating, marking, or lighting or otherwise mitigating existing airport hazards and by preventing the establishment or creation of future airport hazards. 21.Compatible Land Use. It will take appropriate action, including the adoption of zoning laws, to the extent reasonable, to restrict the use of land adjacent to or in the immediate vicinity of the airport to activities and purposes compatible with normal airport operations, including landing and takeoff of aircraft. In addition, if the project is for noise compatibility program implementation, it will not cause or permit any change in land use, within its jurisdiction, that will reduce its compatibility, with respect to the airport of the noise compatibility program measures upon which Federal funds have been expended.

22.Economic Nondiscrimination.
a.It will make its airport available as an airport for public use on fair and reasonable terms and without unjust discrimination, to all types, kinds and classes of aeronautical use.

b.In any agreement, contract, lease, or other arrangement under which a right or privilege at the airport is granted to any person, firm, or corporation to conduct or engage in any aeronautical activity for furnishing services to the public at the airport, the sponsor will insert and enforce provisions requiring the contractor to-

(1)furnish said services on a fair, reasonable, and not unjustly discriminatory basis to all users thereof, and

(2)charge fair, reasonable, and not unjustly discriminatory prices for each unit or service, provided that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

c.Each fixed-based operator at any airport owned by the sponsor shall be subject to the same rates, fees, rentals, and other charges as are uniformly applicable to all other fixed-based operators making the same or similar uses of such airport and utilizing the same or similar facilities.

d.Each air carrier using such airport shall have the right to service itself or to use any fixed-based operator that is authorized or permitted by the airport to serve any air carrier at such airport.

e.Each air carrier using such airport (whether as a tenant, nontenant, or subtenant of another air carrier tenant) shall be subject to such nondiscriminatory and substantially comparable rules, regulations, conditions, rates, fees, rentals, and other charges with respect to facilities directly and substantially related to providing air transportation as are applicable to all such air carriers which make similar use of such airport and utilize similar facilities, subject to reasonable classifications such as tenants or nontenants and signatory carriers and nonsignatory carriers. Classification or status as tenant or signatory shall not be unreasonably withheld by any airport provided an air carrier assumes obligations substantially similar to those already imposed on air carriers in such classification or status.

f.It will not exercise or grant any right or privilege which operates to prevent any person, firm, or corporation operating aircraft on the airport; from performing any services on its own aircraft with its own employees (including, but not limited to maintenance, repair, and fueling) that it may choose to perform.

g.In the event the sponsor itself exercises any of the rights and privileges referred to in this assurance, the services involved will be provided on the same conditions as would apply to the furnishing of such services by contractors or concessionaires of the sponsor under these provisions.
h.The sponsor may establish such fair, equal, and not unjustly discriminatory conditions to be met by all users of the airport as may be necessary for the safe and efficient operation of the airport.

i.The sponsor may prohibit or limit any given type, kind or class of aeronautical use of the airport or necessary to serve the civil aviation needs of the public.

23.Exclusive Rights. It will permit no exclusive right for the use of the airport by any person providing, or intending to provide, aeronautical services to the public. For purposes of this paragraph, the providing of the services at an airport by a single fixed-based operator shall not be construed as an exclusive right if both of the following apply:

a.It would be unreasonably costly, burdensome, or impractical for more than one fixed-based operator to provide such services, and

b.If allowing more than one fixed-based operator to provide such services would require the reduction of space leased pursuant to an existing agreement between such single fixed-based operator and such airport.

It further agrees that it will not, either directly or indirectly, grant or permit any person, firm, or corporation, the exclusive right at the airport to conduct any aeronautical activities, including, but not limited to charter flights, pilot training, aircraft rental and sightseeing, aerial photography, crop dusting, aerial advertising and surveying, air carrier operations, aircraft sales and services, sale of aviation petroleum products whether or not conducted in conjunction with other aeronautical activity, repair and maintenance of aircraft, sale of aircraft parts, and any other activities which because of their direct relationship to the operation of aircraft can be regarded as an aeronautical activity, and that it will terminate any exclusive right to conduct an aeronautical activity now existing at such an airport before the grant of any assistance under the Airport and Airway Improvement Act of 1982.

24.Fee and Rental Structure. It will maintain a fee and rental structure consistent with Assurance22 and 23 for the facilities and services being provided the airport users which will make the airport as self-sustaining as possible under the circumstances existing at the particular airport, taking into account such factors as the volume of traffic and economy of collection. No part of the Federal share of an airport development, airport planning or noise compatibility project for which a grant is made under the Airport and Airway Improvement Act of 1982, the Federal Airport Act or the Airport and Airway Development Act of 1970 shall be included in the rate basis in establishing fees, rates, and charges for users of that airport.

25.Airport Revenues. If the airport is under the control of a public agency, all revenues generated by the airport and any local taxes on aviation fuel established after December30, 1987, will be expended by it for the capital or operating costs of the airport; the local airport system; or other local facilities which are owned or operated by the owner or operator of the airport and directly and substantially related to the actual air transportation of passengers or property; or for noise mitigation purposes on or off the airport. Provided, however, that if covenants or assurances in debt obligations issued before September3, 1982, by the owner or operator of the airport, or provisions enacted before September3, 1982, in governing statutes controlling the owner or operator's financing, provide for the use of the revenues from any of the airport owner or operator's facilities, including the airport, to support not only the airport but also the airport owner or operator's general debt obligations or other facilities, then this limitation on the use of all revenues generated by the airport (and, in the case of a public airport, local taxes on aviation fuel) shall not apply.

26.Reports and Inspections.  It will:

(a)submit to the Secretary such annual or special financial and operations reports as the Secretary may reasonably request and make such reports available to the public;

(b)make available to the public at reasonable times and places a report of the airport budget in a format prescribed by the Secretary;

(c)for airport development projects, make the airport and all airport records and documents affecting the airport, including deeds, leases, operation and use agreements, regulations and other instruments, available for inspection by any duly authorized agent of the Secretary upon reasonable request;

(d)for noise compatibility program projects, make records and documents relating to the project and continued compliance with the terms, conditions, and assurances of the grant agreement including deeds, leases, agreements, regulations, and other instruments, available for inspection by any duly authorized agent of the Secretary upon reasonable request; and

(e)in a format prescribed by the Secretary, provide to the Secretary and make available to the public, not later than sixty (60) days following each of its fiscal years, ending after March1, 1995, an annual report listing in detail:

(i)all amounts paid by the airport to any other unit of government and the purposes for which each such payment was made; and

(ii)all services and property provided by the airport to other units of government and the amount of compensation received for provision of each such service and property.

27.Use by Government Aircraft. It will make available all of the facilities of the airport developed with Federal financial assistance and all those usable for landing and takeoff of aircraft to the United States for use by Government aircraft in common with other aircraft at all times without charge, except, if the use by Government aircraft is substantial, charge may be made for a reasonable share, proportional to such use, for the cost of operating and maintaining the facilities used. Unless otherwise determined by the Secretary, or otherwise agreed to by the sponsor and the using agency, substantial use of an airport by Government aircraft will be considered to exist when operations of such aircraft are in excess of those which, in the opinion of the Secretary, would unduly interfere with use of the landing areas by other authorized aircraft, or during any calendar month that-

a.Five (5) or more Government aircraft are regularly based at the airport or on land adjacent thereto; or

b.The total number of movements (counting each landing as movement) of Government aircraft is 300 or more, or the gross accumulative weight of Government aircraft using the airport (the total movement of Government aircraft multiplied by gross weights of such aircraft) is in excess of five million pounds.

28.Land for Federal Facilities. It will furnish without cost to the Federal Government for use in connection with any air traffic control or air navigation activities, or weather-reporting and communication activities related to air traffic control, any areas of land or water, or estate therein, or rights in buildings of the sponsor as the Secretary considers necessary or desirable for construction, operation, and maintenance at Federal expense of space or facilities for such purposes. Such areas or any portion thereof will be made available as provided herein within four (4) months after receipt of a written request from the Secretary.

29.Airport Layout Plan.

a.It will keep up to date at all times an airport layout plan of the airport showing (1) boundaries of the airport and all proposed additions thereto, together with the boundaries of all offsite areas owned or controlled by the sponsor for airport purposes and proposed additions thereto; (2) the location and nature of all existing and proposed airport facilities and structures (such as runways, taxiways, aprons, terminal buildings, hangars and roads), including all proposed extensions and reductions of existing airport facilities; and (3) the location of all existing and proposed nonaviation areas and of all existing improvements thereon. Such airport layout plans and each amendment, revision, or modification thereof, shall be subject to the approval of the Secretary which approval shall be evidenced by the signature of a duly authorized representative of the Secretary on the face of the airport layout plan. The sponsor will not make or permit any changes or alterations in the airport or any of its facilities which are not in conformity with the airport layout plan as approved by the Secretary and which might, in the opinion of the Secretary, adversely affect the safety, utility or efficiency of the airport.

b.If a change or alteration in the airport or the facilities is made which the Secretary determines adversely affects the safety, utility, or efficiency of any federally owned, leased, or funded property on or off the airport and which is not in conformity with the airport layout plan as approved by the Secretary, the owner or operator will, if requested by the Secretary (1) eliminate such adverse effect in a manner approved by the Secretary; or (2) bear all costs of relocating such property (or replacement thereof) to a site acceptable to the Secretary and all costs of restoring such property (or replacement thereof) to the level of safety, utility, efficiency, and cost of operation existing before the unapproved change in the airport or its facilities.

30.Civil Rights. It will comply with such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefitting from funds received from this grant. This assurance obligates the sponsor for the period during which Federal financial assistance is extended to the program, except where Federal financial assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon in which case the assurance obligates the sponsor or any transferee for the longer of the following periods: (a) the period during which the property is used for a purpose for which Federal financial assistance is extended, or for another purpose involving the provision of similar services or benefits, or (b) the period during which the sponsor retains ownership or possession of the property.

31.Disposal of Land.
a.For land purchased under a grant for airport noise compatibility purposes, it will dispose of the land, when the land is no longer needed for such purposes, at fair market value, at the earliest practicable time. That portion of the proceeds of such disposition which is proportionate to the United States' share of acquisition of such land will, at the discretion of the Secretary, 1) be paid to the Secretary for deposit in the Trust Fund, or
2) be reinvested in an approved noise compatibility project as prescribed by the Secretary.

b.(1)For land purchased under a grant for airport development purposes (other than noise compatibility), it will, when the land is no longer needed for airport purposes, dispose of such land at fair market value or make available to the Secretary an amount equal to the United States' proportionate share of the fair market value of the land. That portion of the proceeds of such disposition which is proportionate to the United States' share of the cost of acquisition of such land will, (a) upon application to the Secretary, be reinvested in another eligible airport improvement project or projects approved by the Secretary at that airport or within the national airport system, or (b) be paid to the Secretary for deposit in the Trust Fund if no eligible project exists.

(2)Land shall be considered to be needed for airport purposes under this assurance if (a) it may be needed for aeronautical purposes including runway protection zones) or serve as noise buffer land, and (b) the revenue from interim uses of such land contributes to the financial self-sufficiency of the airport. Further, land purchased with a grant received by an airport operator or owner before December31, 1987, will be considered to be needed for airport purposes if the Secretary or Federal agency making such grant before December31, 1987, was notified by the operator or owner of the uses of such land, did not object to such use, and the land continues to be used for that purpose, such use having commenced no later than December15, 1989.

c.Disposition of such land under (a) or (b) will be subject to the retention or reservation of any interest or right therein necessary to ensure that such land will only be used for purposes which are compatible with noise levels associated with operation of the airport.

32.Engineering and Design Services. It will award each contract, or sub-contract for program management, construction management, planning studies, feasibility studies, architectural services, preliminary engineering, design, engineering, surveying, mapping or related services with respect to the project in the same manner as a contract for architectural and engineering services is negotiated under TitleIX of the Federal Property and Administrative Services Act of 1949 or an equivalent qualifications-based requirement prescribed for or by the sponsor of the airport.

33.Foreign Market Restrictions. It will not allow funds provided under this grant to be used to fund any project which uses any product or service of a foreign country during the period in which such foreign country is listed by the United States Trade Representative as denying fair and equitable market opportunities for products and suppliers of the United States in procurement and construction.

34.Policies, Standards, and Specifications. It will carry out the project in accordance with policies, standards, and specifications approved by the Secretary including but not limited to the advisory circulars listed in the Current FAA Advisory Circulars for AIP projects, dated May31, 1984, and included in this grant, and in accordance with applicable state policies, standards, and specifications approved by the Secretary.

35.Relocation and Real Property Acquisition. (1) It will be guided in acquiring real property, to the greatest extent practicable under State law, by the land acquisition policies in SubpartB of 49 CFR Part24 and will pay or reimburse property owners for necessary expenses as specified in SubpartB.
(2) It will provide a relocation assistance program offering the services described in SubpartC and fair and reasonable relocation payments and assistance to displaced persons as required in SubpartD and E of 49 CFR Part24. (3) It will make available within a reasonable period of time prior to displacement, comparable replacement dwellings to displaced persons in accordance with SubpartE of 49 CFR Part24.

EXHIBIT H

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

Reverter to Grantor


REVERTER: All right, title, claim, and interest of Grantee to the property conveyed herein and all improvements then located thereon shall revert, ipso facto, to Grantor upon the happening of any of the events set out below, and thereafter Grantee shall have no further right, title, claim, or interest in such property or such improvements:

1.If Grantee shall fail to exercise the right of option contained in that certain Option Agreement and Offer to Transfer dated October13, 1992, between Grantor and Grantee, within the time limits specified therein, or any extension thereof (hereinafter called the "Option Period"). With respect to said Option and Agreement and Offer to Transfer, a Memorandum of Option to Purchase is filed in Book962, at Page285, in the office of the Register of Deeds of Lenoir County, North Carolina.

2.If, during the Option Period, Grantee, or its successor agency in function, shall be dissolved or if the statutory purposes of Grantee, or its successor agency in function, shall be changed substantially by action of the General Assembly of North Carolina from those purposes set forth in N.C. Gen. Stat. Chapter 63A, as the same may be amended from time to time.

3.If Grantee shall use the property conveyed herein for any purpose other than aviation or aeronautical purposes as such terms may be interpreted, from time to time, by the Federal Aviation Administration, or its successor agency in function.

EXHIBIT I

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

Nondiscrimination in Airport
Employment Opportunities


The Company assures that it will comply with pertinent statutes, executive orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This provision obligates the Company for the period during which Federal assistance is extended to the Airport program, except where Federal assistance is to provide, or is in the form of personal property or real property or an interest therein or structures or improvements thereon. In these cases, this provision obligates the Company for the longer of the following periods: (a) the period during which the property is used by the Foundation or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Foundation or any transferee retains ownership or possession of the property. In the case of contractors, this provision binds the contractors from the bid solicitation period through the completion of the contract

It is unlawful for airport operators and their lessees, tenants, concessionaires and contractors to discriminate against any person because of race, color, national origin, sex, creed, or handicap in public services and employment opportunities.

EXHIBIT J

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________


Disadvantaged Business Enterprises - Required Statements


Policy. It is the policy of the Department of Transportation that disadvantaged business enterprises as defined in 49 CFR Part 23 shall have the maximum opportunity to participate in the performance of leases as defined in 49 CFR Part 23.5. Consequently, these leases are subject to 49 CFR Part23 as applicable.

Company Obligations. The Company hereby assures that no person shall be excluded from participation in, denied the benefits of or otherwise discriminated against in connection with the award and performance of any contract, including leases, covered by 49 CFR Part 23 on the grounds of race, color, national origin or sex.

Sublease Clause. The Company hereby assures that it will include the above clauses in all subleases and cause sublessees to similarly include such clauses in further subleases.

EXHIBIT K

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

KINSTON REGIONAL JETPORT - RULES& REGULATIONS

June21, 1994
EXHIBIT L

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November16, 1995
______________________

STATE OF NORTH CAROLINA
COUNTY OF LENOIR
MEMORANDUM OF LEASE

GLOBAL TRANSPARK FOUNDATION,INC. (hereinafter referred to as the "Foundation) of Kinston, North Carolina, hereby leases to MOUNTAIN AIR CARGO,INC. (hereinafter referred to as the "Company") of Denver, North Carolina, for a term beginning on the Date of Beneficial Occupancy of the facilities (hereinafter referred to as the "Facilities") to which reference is hereinafter made (such date is expected to occur during the Fourth Quarter of 1996), and ending on the day next preceding the date which is twenty-one and one-half (21.5) years thereafter (such date is expected to occur during the Second Quarter of 2018), the premises described on Exhibit A-B hereto (hereinafter referred to as the "Premises"), together with certain rights of common use with others of the premises described on Exhibits A-A, A-C, A-D, and A-E hereto, and the Facilities which will be constructed on the Premises, subject to the Avigation Easement set forth on ExhibitF. The Premises and the Facilities are hereinafter referred to collectively as the "Leased Property." When the Facilities shall have been constructed, and on or about the Date of Beneficial Occupancy, an amended Memorandum of Lease will be recorded setting forth the exact dates of commencement and termination of this lease.

The terms and provisions set forth in the written lease between the parties dated as of the 16th day of November, 1995, hereby are incorporated in this memorandum, a copy of said lease being on file at the offices of Ward and Smith,P.A., Attorneys at Law, 1001 College Court, New Bern, North Carolina28562. Article III of said lease is set forth below in its entirety:


ARTICLE III
LEASE OF THE PREMISES AND THE FACILITIES


Section 3.1.Lease of Premises.

(a)The Foundation hereby leases to the Company, and the Company hereby leases from the Foundation, the Premises, as more fully described in Exhibit A-B hereto, for non-exclusive use by the Company on the terms and conditions set forth in this Lease, including but not limited to the Foundation's agreement to acquire, construct and equip the Facilities in accordance with Section 5.1 hereof and the Company's agreement to pay Lease Rental Payments to the Foundation in accordance with Section 6.1 hereof. The Foundation expressly reserves from the lease of the Premises (i) all water, gas, oil and mineral rights in and under the soil, and (ii) the Avigation Easement set forth in ExhibitF hereto.

(b)The Foundation hereby grants to the Company, its successors and assigns in accordance with this Lease, an easement and right to use in common with the Foundation those portions of the Foundation's Leasehold identified by the letters "C" and "D" on ExhibitA hereto and described in ExhibitsA-C and A-D hereto pursuant to the terms of this Lease. Such portion of the Foundation's Leasehold identified by the letter "A" on ExhibitA hereto and described in ExhibitA-A hereto shall be for the exclusive use of the Foundation, its successors and assigns; subject, however, to the provisions of Section3.3 hereof.

(c)ExhibitA-C and ExhibitA-D, respectively, describe the east and west parking areas, respectively, of the Foundation's Leasehold; the parking spaces in each such area shall be designated by number. Assignment of the parking spaces, by number, as between the Company and the Foundation shall be determined by mutual agreement of the Authorized Representatives (as hereinafter defined); and, thereafter, such parking places, excluding, however, access thereto, shall become designated for exclusive use by the Company or by the Foundation, as the case may be.

(d)The parcel described in ExhibitA-C hereto includes some of the landscaped portions of the Foundation's Leasehold. Subject to the provisions of Section8.12 hereof, the area in which signs may be erected by the Company, with the prior consent of the Foundation, will be in the parcel identified by the letter "C" on ExhibitA hereto.

(e)The Foundation and the Company acknowledge that the descriptions in ExhibitA, Exhibit A-A, ExhibitA-B, ExhibitA-C, ExhibitA-D, ExhibitA-E, and ExhibitC hereto on the date of commencement of the term of this Lease are approximate and that, following completion of the "as-built" survey, exact metes and bounds descriptions for each such parcel shall be provided and substituted by the Foundation as revised Exhibits with the same designations without the requirement of a formal amendment to this Lease. Thereafter, such Exhibits hereto shall be revised from time to time to reflect additions to, deletions from, and changes in, the Foundation's Leasehold, including, without limitation, the Premises, if any, made in accordance with this Lease.

Section 3.2.Lease of Facilities; Option for Additional Space.

(a)The Foundation hereby leases to the Company, and the Company hereby leases from the Foundation, the Facilities to be constructed in accordance with the Specifications and Drawings referred to in ExhibitB, for non-exclusive use by the Company, on the terms and conditions set forth in this Lease, including but not limited to the Foundation's agreement to acquire, construct, install and equip the Facilities in accordance with Section 5.1 hereof and the Company's agreement to pay Lease Rental Payments to the Foundation in accordance with Section6.1 hereof. The Facilities shall consist of the building, improvements and any equipment constructed, installed and otherwise acquired pursuant to Article V hereof and any property classified as a fixture under applicable law. The Facilities shall not include the Company Property acquired and installed by the Company pursuant to Section8.8 hereof.

(b)ExhibitsB-1, B-2, and B-3 hereto are drawings of the Hangar; and ExhibitB-4 is a table showing a square footage calculation of the several areas of the Hangar. The areas shown in Exhibits B-1, B-2 and B-3 hereto in the color blue shall be for the exclusive use of the Company, its successors and assigns in accordance with this Lease; the areas shown in the color green shall be for the common use of the Company and the Foundation pursuant to the terms of this Lease; and the areas shown in the color yellow shall be for the exclusive use of the Foundation, its successors and assigns; subject, however, to the provisions of subparagraph(c) of this Section3.2.

(c)The Foundation hereby grants to the Company an option to lease approximately five thousand eight hundred (5,800) square feet of the space within the Facilities shown in the color yellow on Exhibit B-2 hereto and described in ExhibitD hereto for the acquisition, construction, installation and equipping of additional facilities relating to or used in connection with the Facilities, so long as the Company is not in default under this Lease at the time it exercises such option. In order to exercise such option, the Company shall notify the Foundation on or before September1, 2004, that it intends to exercise such option and the Foundation and the Company shall enter into an amendment to this Lease or a separate lease on or before August31, 2005, to provide, among other things, for the leasing of such additional space for a term commencing not later than September1, 2005. If the Company does not exercise such option within the period set forth in this Section 3.2(c), all rights of the Company under the option set forth in this Section 3.2(c) shall terminate.

(d)The term of lease of the additional space referred to in subsection(c) of this Section3.2 shall commence on the date of execution of an amendment to this Lease or a separate lease (unless otherwise provided therein), as contemplated in subsection(c) of this Section3.2, and shall terminate on the date of termination of this Lease. If the Company shall exercise the option set forth in subsection(c) of this Section3.2, the Company shall pay to the Foundation the Expanded Facilities Rentals described in Section6.2 hereof.

(e)The Foundation shall place, or cause to be placed, on each item of equipment constituting Facilities a permanent nameplate, made of a suitable material, identifying the ownership interest of the Foundation in such item as follows: "OWNED BY GLOBAL TRANSPARK FOUNDATION, INC., KINSTON, NORTH CAROLINA." The Company shall not allow the name of any person other than the Foundation to be placed on any item of equipment constituting Facilities as a designation that might be interpreted as a claim of ownership or any interest therein; provided, however, that nothing herein contained shall prohibit the Company from placing its customary colors and insignia on any such property customarily exposed to public view.

(f)The Facilities shall be described in the Specifications and Drawings referred to in Exhibit B hereto in such detail as to enable an engineer not otherwise familiar with the Leased Property to identify and locate the various components of the Facilities which are not subject to a separate lease. Exhibit B shall be revised from time to time to reflect additions to, deletions from, and changes in, the Facilities made in accordance with this Lease.

(g)The Foundation and the Company acknowledge that the Specifications and Drawings referred to in Exhibit B and the delineations shown on ExhibitB-1, ExhibitB-2, ExhibitB-3, the data shown on ExhibitB-4, and the description in ExhibitD hereto on the date of commencement of the term of this Lease are approximate and that, following completion of construction of the Hangar, revised drawings, data, and descriptions of the Facilities shall be provided and substituted by the Foundation as revised Exhibits with the same designations without the requirement of a formal amendment to this Lease. Thereafter, such Exhibits hereto shall be revised from time to time to reflect additions to, deletions from, and changes in, the Facilities made in accordance with this Lease.

Section 3.3.Access. Subject to any rules and regulations heretofore or hereafter adopted and promulgated by the Airport Sponsors or the Authority, as the case may be, regarding the Airport, including, without limitation, any nondiscriminatory rules and regulations governing entrance to and use of the Airport, the Foundation shall provide the Company, subject to the provisions of Section3.4 hereof, the non-exclusive use of roadways, driveways, walkways, or other rights-of-way for the purposes of ingress, egress, regress, access, the installation and maintenance of utilities, and further subdivision, over or through the parcel identified by the letter "A" on ExhibitA hereto and described in ExhibitA-A hereto, the parcel identified by the letter "B" on ExhibitA hereto and described in ExhibitA-B hereto, the parcel identified by the letter "C" on ExhibitA hereto and described in ExhibitA-C hereto, the parcel identified by the letter "D" on ExhibitA hereto and described in ExhibitA-D hereto, and the parcel identified by the letter "E" on ExhibitA hereto and described in ExhibitA-E hereto, for the Company's employees, agents, guests, patrons, and invitees, its or their suppliers of materials and furnishers of service, and its or their equipment, vehicles, machinery and other property; and no fee, charge or toll shall be charged directly or indirectly for access rights.

Section 3.4.Modification of Access Route. The Foundation may, at any time, temporarily or permanently, close, modify, alter, change the location of, consent to or request the closing of, any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress, and access over or through any property owned or controlled by the Foundation, or as to which the Foundation has such an easement, and any other area at the Airport or in its environs presently or hereafter used as such, so long as a means of ingress, egress, regress, and access reasonably equivalent to that formerly provided is substituted therefor and concurrently is made available therefor. The Company hereby releases and discharges the Foundation, the Airport Sponsors, or the Authority, as the case may be, of and from any and all claims, demands or causes of action which the Company now, or at any time hereafter, may have against the Foundation, the Airport Sponsors, or the Authority, as the case may be, arising or alleged to have arisen out of the closing of any roadway, driveway, walkway, or other right-of-way for such ingress, egress, regress, and access, or other area at the Airport or in its environs used as such, so long as the Foundation, the Airport Sponsors, or the Authority, as the case may be, makes available a means of ingress, egress, regress, and access reasonably equivalent to that existing prior to each such modification, if any.

Section 3.5.Right of First Refusal for Additional Premises. The Foundation agrees not to lease or to permit the use of (i)all or any portion of the additional land comprising the Foundation's Leasehold shown on ExhibitA hereto (other than the Premises) or (ii)all or any portion of the Expansion Parcel, as to which the Foundation has a right of first refusal, on or prior to September1, 2005, unless the Foundation shall first have given written notice to the Company stating the Foundation's intention to do so and setting forth a description of the terms and conditions of such lease or permit. For a period of one hundred twenty (120) days following the giving of the Foundation's notice of intention to the Company, the Company shall have the option to lease the additional land described in such notice on the terms and conditions set forth in such notice so long as the Company is not in default under this Lease at the time it exercises such option. In order to exercise such option, the Company shall notify the Foundation not later than the forty-fifth (45th) day within such one hundred twenty (120) day period that it intends to exercise such option and the Foundation and the Company shall enter into an amendment to this Lease or a separate lease not later than the expiration of such one hundred-twenty (120) day period to provide, among other things, for the leasing of such additional land. If the Company does not exercise such option within the period set forth in this Section 3.5, all rights of the Company under the right of first refusal set forth in this Section 3.5 shall terminate.

In the event that the Company shall exercise the right of first refusal granted by this Section3.5, nothing contained in this Section3.5 or elsewhere in this Lease shall, nor shall any such thing be deemed or construed to, obligate the Foundation to make any improvement to, or to construct any facilities on, the Expansion Parcel.

IN TESTIMONY WHEREOF, the parties hereto have executed this instrument under seal, this the _____ day of _____________, 199___.


GLOBAL TRANSPARK FOUNDATION, INC.


By:_______________________________________
C. Felix Harvey
President
ATTEST:

____________________________________
William T. Powell, Jr.
Assistant Secretary

[CORPORATE SEAL]
MOUNTAIN AIR CARGO, INC.

By:_______________________________________
J. Hugh Bingham
Executive Vice President
ATTEST:

____________________________________
John J. Gioffre
Secretary

[CORPORATE SEAL]
STATE OF NORTH CAROLINA
COUNTY OF

I, _____________________________________, a Notary Public in and for said
County and State, do hereby certify that on the _____ day of       , 199__,
before me personally appeared C. FELIX HARVEY with whom I am personally acquainted, who, being by me duly sworn, says that he is President and that WILLIAMT. POWELL, JR. is an Assistant Secretary of GLOBAL TRANSPARK FOUNDATION, INC., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by said President; that said President and said Assistant Secretary subscribed their names thereto and said common seal was affixed, all by order of the Board of Directors of said corporation; and that said instrument is the act and deed of said corporation.

WITNESS my hand and notarial seal, this the ___ day of ____________________, 199__.



_______________________________________
  Notary Public


_______________________________________
    (Printed Signature)


My Commission Expires:  _____________________



[Notarial Seal]

STATE OF NORTH CAROLINA
COUNTY OF

I, _____________________________________, a Notary Public in and for said
County and State, do hereby certify that on the _____ day of       , 1995,
before me personally appeared J.HUGH BINGHAM with whom I am personally acquainted, who, being by me duly sworn, says that he is Executive Vice President and that JOHNJ. GIOFFRE is Secretary of MOUNTAIN AIR CARGO, INC., the corporation described in and which executed the foregoing instrument; that he knows the common seal of said corporation; that the seal affixed to the foregoing instrument is said common seal; that the name of the corporation was subscribed thereto by said Executive Vice President; that said Executive Vice President and said Secretary subscribed their names thereto and said common seal was affixed, all by order of the Board of Directors of said corporation; and that said instrument is the act and deed of said corporation.

WITNESS my hand and notarial seal, this the ___ day of ________________, 1995.



_______________________________________
  Notary Public


_______________________________________
    (Printed Signature)


My Commission Expires:  _____________________



[Notarial Seal]

EXHIBIT A-A

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel A

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581) marked by an existing iron pipe, which point is located the following course and distance from North Carolina Geodetic Survey Monument "Vacant 1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E= 2,416,154.505: North 24 47' 22" East 1010.23feet. Thence from said point of beginning so located, North 49 41' 53" West 221.38feet to a point; thence North 22 26' 30" West 37.93feet to a point; thence North40 18' 06" East 137.67feet to a point; thence South 29 18' 43" East 102.92feet to a point; thence North 85 18' 10" East 49.38feet to a point; thence South 49 41' 53" East 25.08feet to a point; thence North 40 18' 10" East 14.39feet to a point; thence South 49 41' 59" East 29.09feet to a point; thence along and with a curve to the right having a delta angle of 20 30' 00", a radius of 149.00feet, a tangent of 26.94feet, and an arc length of 53.31feet, a chord bearing and distance of South 39 26' 57" East 53.03feet to a point; thence South 29 12' 04" East 20.88feet to a point; thence along and with a curve to the right having a delta angle of 90 31' 10", a radius of 40.00feet, a tangent of 40.36feet, and an arc length of 63.19feet, a chord bearing and distance of South 16 03' 31" West 56.82feet to a point; thence South 28 40' 52" East 12.00feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 61 19' 08" West 102.45 feet to the point of beginning.

EXHIBIT A-B

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel B

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East
1010.23feet and North 61 19' 08" East 102.45feet. Thence from said point of beginning so located, North 28 40' 52" West 12.00feet to a point; thence along and with a curve to the left having a delta angle of 90 31' 10", a radius of 40.00feet, a tangent of 40.36feet, and an arc length of 63.19feet, a chord bearing and distance of North 16 03' 31" East 56.82feet to a point; thence North 29 12' 04" West 20.88feet to a point; thence along and with a curve to the left having a delta angle of 20 30' 00", a radius of 149.00feet, a tangent of 26.94feet, and an arc length of 53.31feet, a chord bearing and distance of North 39 26' 57" West 53.03feet to a point; thence North 49 41' 59" West 29.09feet to a point; thence South 40 18' 10" West 14.39feet to a point; thence North 49 41' 53" West 25.08feet to a point; thence South 85 18' 10" West 49.38feet to a point; thence North 29 18' 43" West 102.92feet to a point; thence North40 18' 06" East 416.96feet to a point; thence South 49 41' 52" East 183.17feet to a point; thence South 40 18' 06" West 37.00feet to a point; thence South 49 42' 08" East 14.33feet to a point; thence South 40 18' 06" West 100.04feet to a point; thence South 49 41' 45" East 15.00feet to a point; thence South 40 18' 06" West 34.92feet to a point; thence North 49 41' 53" West 15.00feet to a point; thence South 40 18' 06" West 100.04 feet to a point; thence North 49 41' 53" West 47.50feet to a point; thence South 40 18' 09" West 80.50feet to a point; thence along and with a curve to the left having a delta angle of 89 59' 49", a radius of 25.00feet, a tangent of 25.00feet, and an arc length of 39.27feet, a chord bearing and distance of South 04 41' 54" East 35.36feet to a point; thence South 49 41' 54" East 10.57feet to a point; thence along and with a curve to the right having a delta angle of 20 20' 16", a radius of 175.00feet, a tangent of 31.65feet, and an arc length of 62.61feet, a chord bearing and distance of South 39 26' 57" East 62.28feet to a point; thence South 29 11' 57" East 21.84feet to a point; thence along and with a curve to the left having a delta angle of 89 28' 56", a radius of 40.00feet, a tangent of 39.64feet, and an arc length of 62.47feet, a chord bearing and distance of South 73 56' 21" East 56.31feet to a point; thence South 28 40' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 61 19' 08" West 106.00 feet to the point of beginning.
EXHIBIT A-C

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel C

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E= 2,416,154.505: North 24 47' 22" East
1010.23feet and North 61 19' 08" East 208.45 feet. Thence from said point of beginning so located, North 28 40' 52" West 12.00feet to a point; thence along and with a curve to the right having a delta angle of 89 28' 56", a radius of 40.00feet, a tangent of 39.64feet, and an arc length of 62.47feet, a chord bearing and distance of North 73 56' 21" West 56.31feet to a point; thence North 29 11' 57" West 21.84feet to a point; thence along and with a curve to the left having a delta angle of 20 20' 16", a radius of 175.00feet, a tangent of 31.65feet, and an arc length of 62.61feet, a chord bearing and distance of North 39 26' 57" West 62.28feet to a point; thence North 49 41' 54" West 10.57feet to a point; thence along and with a curve to the right having a delta angle of 89 59' 49", a radius of 25.00feet, a tangent of 25.00feet, and an arc length of 39.27feet, a chord bearing and distance of North 04 41' 54" West 35.36feet to a point; thence North 40 18' 09" East 80.50feet to a point; thence South 49 41' 53" East 47.50feet to a point; thence North 40 18' 06" East 100.04feet to a point; thence South 49 41' 53" East 15.00feet to a point; thence North 40 18' 06" East 34.92feet to a point; thence North 49 41' 45" West 15.00feet to a point; thence North 40 18' 06" East 100.04 feet to a point; thence North 49 42' 08" West 14.33feetto a point; thence North 40 18' 06" East 37.00feet to a point; thence South 49 41' 52" East 239.57feet to a point; thence along and with a curve to the right having a delta angle of 111 52' 48", a radius of 30.00feet, a tangent of 44.38feet, and an arc length of 58.58feet, a chord bearing and distance of South 06 14' 38" West 49.71feet to a point; thence South 27 48' 52" East 12.00 feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 271.16 feet to a point in the centerline of John Mewborne Road marked by an existing iron pipe; thence continuing along and with the centerline of John Mewborne Road South 61 19' 08" West 85.85feet to the point of beginning.
EXHIBIT A-D

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel D

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E= 2,416,154.505: North 24 47' 22" East
1010.23feet, North 61 19' 08" East 294.30feet, and North 62 11' 08" East
363.84feet. Thence from said point of beginning so located, North 27 48' 52" West 12.00feet to a point; thence along and with a curve to the right having a delta angle of 68 07' 15", a radius of 30.00feet, a tangent of 20.28feet, and an arc length of 35.67feet, a chord bearing and distance of North 83 45' 28" West 33.60feet to a point; thence North 49 41' 52" West 260.16feet to a point; thence North 40 18' 05" East 367.02feet to a point; thence South 49 41' 53" East 440.80feet to a point in the centerline of John Mewborne Road marked by a new iron pipe; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 380.06feet to the point of beginning.
EXHIBIT A-E

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995

______________________________________________________________________________
_

Parcel E

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point in the centerline of John Mewborne Road (NCSR1581), which point is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East
1010.23feet, North 61 19' 08" East 294.30feet, and North 62 11' 08" East
271.16feet. Thence from said point of beginning so located, North 27 48' 52" West 12.00feet to a point; thence along and with a curve to the left having a delta angle of 111 52' 48", a radius of 30.00feet, a tangent of 44.38feet, and an arc length of 58.58feet, a chord bearing and distance of North 06 14' 38" East 49.71 feet to a point; thence North 49 41' 52" West 422.74feet to a point; thence North 40 18' 06" East 26.00feet to a point; thence South 49 41' 52" East 457.28feet to a point; thence along and with a curve to the left having a delta angle of 68 07' 15", a radius of 30.00feet, a tangent of 20.28feet, and an arc length of 35.67feet, a chord bearing and distance of South 83 45' 28" East 33.60feet to a point; thence South 27 48' 52" East 12.00feet to a point in the centerline of John Mewborne Road; thence along and with the centerline of John Mewborne Road South 62 11' 08" West 92.68feet to the point of beginning.
EXHIBIT C

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated As of November 16, 1995
______________________



Additional Parcel Subject to Right of First Refusal

Parcel G

All that certain tract or parcel of land lying and being situate in Vance Township, Lenoir County, North Carolina, being described more particularly as follows:

Beginning at a point which is located the following courses and distances from North Carolina Geodetic Survey Monument "Vacant1967," said monument having North Carolina Grid Coordinates of N=577,680.609 and E=2,416,154.505: North 24 47' 22" East 1,010.23feet, North 61 19' 08" East 294.30feet, North 62 11'
8" East 743.91feet and North 49 41' 53" West 440.80feet to the point of beginning. Thence from this point of beginning so located continuing North 49 41' 53" West 197.11feet to a point; thence South 40 18' 06" West 185.01 Feet to a point; thence South 49 41' 52" East 197.12 feet to a point; thence North 40 18' 05" East 367.02feet to the point of beginning.
EXHIBIT D

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________


Additional Space Subject to Option to Lease

The additional space subject to option pursuant to Section3.2(c), of the Lease to which this ExhibitD is attached, consist of those areas shown in the color yellow on ExhibitB-2 to the Lease (being in the aggregate approximately five thousand eight hundred (5,800) square feet), together with use of the common-use areas shown in the color green on ExhibitsB-1, B-2 and B-3 to the Lease; excluding, however, the additional ten thousand(10,000) square feet of space on the mezzanine level which is suitable only for storage space.

EXHIBIT F

to
PREMISES AND FACILITIES LEASE
between
Global TransPark Foundation, Inc.
and
Mountain Air Cargo, Inc.
Dated as of November 16, 1995
______________________

Avigation Easement


AVIGATION EASEMENT: Grantor, for itself, its successors, and assigns, for the benefit of the public in its use of the Kinston Regional Jetport, hereby reserves and retains a right of flight in the airspace above the tract or parcel of land described on ExhibitA hereto for the passage of aircraft operated in a non-negligent manner overflying, landing at, or taking off from, the Kinston Regional Jetport, together with the right to cause to emanate from such aircraft upon such land and any improvements thereon, and in the air space above such land, such noise as may now or hereafter be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport.

Without in anyway derogating from the generality of the foregoing paragraph, the Grantor, for itself, its successors, and assigns, hereby reserves and retains an avigation easement over the tract or parcel of land described on ExhibitA hereto for the purpose of establishing, constructing, maintaining, and operating one or more air navigation systems or instrument landing systems of a kind now in use, or hereafter devised for use, at or in connection with the Kinston Regional Jetport; such avigation easement reserves to and retains in Grantor, it successors, and assigns, for the benefit of the public in its use of such airport, certain rights and privileges, and denies to Grantee, its successors, and assigns, certain rights and privileges, as follows:

1.Grantee, its successors, and assigns, shall not hereafter erect, or permit the erection, or growth of, any structure, tree, or other object on any portion of the tract or parcel of land described on ExhibitA hereto which lies within any enroute flight area, clear zone approach area, transitional area, or any other areas designated by application, from time to time, of the criteria of the Federal Aviation Administration, or its successor agency in function, over which any air navigation or instrument landing system may now or hereafter be in service, required, convenient, or advisable for effective and safe operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, to a height above the ground which would interfere with, or present a safety hazard to, aircraft overflying landing at, or taking off from, the Kinston Regional Jetport, or otherwise as may be required by, or recommended in, any statute, regulation, or agreement applicable to the Kinston Regional Jetport.

2.Grantor, itself and its successors, and assigns, and their agents, servants, and employees shall have a continuing right and easement: (a)to take any action necessary to prevent the erection, or growth, of any structure, tree, or other object into the airspace referred to in Paragraph1 above, above such land, designated as a part of any such air navigation or instrument landing system, and to remove from such airspace, or mark and light as obstructions to air navigation, any and all structures, trees, or other objects that may at any time, or from time to time, project or extend above such land and into such airspace, together with a right of ingress to, egress from, and passage over such land for such purposes; and (b)to cut at any time, or from time to time, to a level measured twelve(12) inches above the ground any and all trees growing, or which may grow, upon such land and, at the election of Grantor, its successors and assigns, to leave such trees so cut upon such land or to remove them and to sell such trees. The proceeds of the sale of such trees, after deducting the costs of cutting and removal, shall be paid to Grantee, its successors and assigns; and for such purpose, Grantor, for itself, its successors, and assigns hereby reserves and retains the right of ingress to and egress from, and passage over such land. In the exercise of its right hereunder, Grantor, its successors, and assigns, shall not be responsible or liable for loss or cost of any structure, tree, or other object so removed or prevented from being erected or growing, except that Grantee, its successors, and assigns, shall be entitled to the net sales price for any trees removed as provided above; provided, however, Grantor shall be responsible and liable for any damage to such land and any improvements thereon caused by the exercise of its rights reserved hereunder to the extent that such damage shall exceed the normal damage incident to the exercise of such rights.

Grantor, its successors and assigns, shall hold this avigation easement and all rights reserved or retained herein until Kinston Regional Jetport shall be abandoned and shall cease to be used for purposes of a public airport.

This avigation easement and rights reserved and retained herein shall run with the land, and any portion of such land, which lies beneath the airspace referred to herein shall be the servient tenement and the Kinston Regional Jetport shall be the dominant tenement.

By its acceptance of the conveyance of the property conveyed herein, Grantee, for itself and its successors, and assigns, hereby releases Grantor, its successors, and assigns, from any and all claims, liabilities, or causes of actions that it has or it or they will have against Grantor, its successors, and assigns, on account of noise emanating upon the property conveyed herein and any improvements thereon which may now or hereafter may be incident to the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport, as well as any claim, liability, or cause of action for inverse condemnation arising out of the non-negligent operation of aircraft overflying, landing at, or taking off from, the Kinston Regional Jetport